UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant §240.14a-12

GREATBATCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April     , 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Greatbatch, Inc., which will be held on Tuesday, May 24, 2016 at 9:00 a.m., Central Daylight Time, at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2015 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Bill R. Sanford

Chairman of the Board

Thomas J. Hook

President & Chief Executive Officer

GREATBATCH, INC.

2595 DALLAS PARKWAY, SUITE 310

FRISCO, TEXAS 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of Greatbatch, Inc. will be held at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, on Tuesday, May 24, 2016 at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect nine directors for a term of one year and until their successors have been elected and qualified;

2.	To approve the adoption of the Greatbatch, Inc. 2016 Stock Incentive Plan;

3.	To approve an amendment to the company’s Amended and Restated Certificate of Incorporation to change the company’s name to Integer Holdings Corporation;

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Greatbatch, Inc. for fiscal year 2016;

5.	To approve, on an advisory basis, the compensation of our named executive officers; and

6.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 8, 2016 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Timothy G. McEvoy

Senior Vice President,

General Counsel & Secretary

Frisco, Texas

April     , 2016

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2016

THE GREATBATCH, INC. 2016 PROXY STATEMENT AND 2015 ANNUAL REPORT ARE AVAILABLE

AT http://proxy.greatbatch.com

Page
General Information – Questions and Answers	1

Company Proposals	3
Proposal 1 – Election of Directors	3
Proposal 2 – Approval of the adoption of the Greatbatch, Inc. 2016 Stock Incentive Plan	6
Proposal 3 – Approval of an amendment to the company’s Amended and Restated Certificate of Incorporation to change the Company’s name to Integer Holdings Corporation	10
Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm	11
Proposal 5 – Advisory Vote on Compensation of the Named Executive Officers	12

Principal Beneficial Owners of Shares	13

Stock Ownership by Directors and Executive Officers	14
Section 16(a) Beneficial Ownership Reporting Compliance	14

Compensation Discussion and Analysis	15
Objectives of Executive Compensation Programs and 2015 Performance	15
Compensation Philosophy	15
Compensation Committee Practices and Procedures	16
Competitive Market Review	17
Base Salary	17
Annual Performance-Based Cash Incentives	18
Long-Term Incentives	19
Compensation Recoupment Policy	21
Share Ownership	22
Pledging and Hedging Policy	22
Retirement	22
Change in Control Agreements	23
Perquisites	24
Employment Agreement	25
Severance Benefits	26
Compensation and Organization Committee Report	27
Compensation Risk Analysis	27

Executive Compensation	27
2015 Summary Compensation Table	27
2015 Grants of Plan-Based Awards	28
Outstanding Equity Awards at 2015 Fiscal Year-End	30
2015 Stock Option Exercises and Stock Vested	32
Pension Benefits and Nonqualified Deferred Compensation Tables	32

Corporate Governance and Board Matters	32
Leadership Structure of the Board	32
Board Independence	33
Enterprise Risk Management	33
Committees and Meetings of the Board	33
Executive Sessions of the Board	34
Board/Committee/Director Evaluations	34
Communications with the Board	35
Compensation Committee Interlocks and Insider Participation	35
2015 Director Compensation	35
Related Person Transactions	37
Audit Committee Report	37

Other Matters	38

Greatbatch, Inc. 2016 Stock Incentive Plan	A-1

i

GREATBATCH, INC.

PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

Greatbatch, Inc. (“we” or the “Company”) is providing this proxy statement to you because the Board of Directors (the “Board”) is soliciting your proxy to vote your shares of the Company’s common stock at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first sending this proxy statement and the accompanying form of proxy to common stock holders of record on or about April 8, 2016. A copy of the Company’s Annual Report for 2015, including financial statements, accompanies this proxy statement, but is not part of the proxy solicitation materials.

Where will the Annual Meeting be held and when?

The Annual Meeting will be held at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402 at 9:00 a.m., Central Daylight Time, on Tuesday, May 24, 2016. The Company’s mailing address is 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034, and its telephone number is (716) 759-5600.

Who is entitled to vote at the Annual Meeting?

Common stockholders of record at 5:00 p.m., EST, on April 8, 2016 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 30,774,842 shares of common stock, $0.001 par value per share (“common stock”). Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement. An individual who has a beneficial interest in shares allocated to the Company stock fund account under the Greatbatch, Inc. 401(k) Retirement Plan (the “401(k) Plan”) is entitled to vote the shares of Common Stock allocated to that account.

How can I give my proxy or vote?

You can give your proxy by completing and returning the physical proxy card accompanying this proxy statement or vote by utilizing the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

May I revoke my proxy?

Depending on how you hold your shares (stockholder of record or beneficial owner), determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at 10000 Wehrle Drive, Clarence, New York 14031, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the direction you provide, if any. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 9 persons named under the section titled “Nominees for Director”; FOR approving the adoption of the Greatbatch, Inc. 2016 Stock Incentive Plan; FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to Integer Holdings Corporation; FOR ratifying the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2016; and FOR approving, on an advisory basis, the compensation of the Company’s Named Executive Officers.

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding common stock constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, on the proposal to approve the adoption of the Company’s 2016 Stock Incentive Plan, on the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to Integer Holdings Corporation, or on the advisory vote to approve the compensation of the Company’s Named Executive Officers unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.

What happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Under the Company’s Corporate Governance Guidelines, any director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.

What approval is necessary to approve Proposals 2, 3, 4 and 5?

For each of Proposals 2, 3, 4 and 5, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to: approve the adoption of the Company’s 2016 Stock Incentive Plan; approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to Integer Holdings Corporation; ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2016; and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the approval of the adoption of the Company’s 2016 Stock Incentive Plan, approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to Integer Holdings Corporation, approval of the ratification of Deloitte & Touche LLP (“Deloitte & Touche) as the independent registered public accounting firm of the Company for the 2016 fiscal year, or the advisory vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. Broker non-votes will not constitute votes cast on the election of directors, approval of the adoption of the Company’s 2016 Stock Incentive Plan, approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to Integer Holdings Corporation, or the vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, and therefore will have no effect on the outcome of any of these proposals.

Who is paying for the solicitation of proxies?

The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the Company’s common stock. The Company has retained Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting for a fee of $7,000, plus payment of out-of-pocket expenses.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.

How do I propose actions for the 2017 Annual Meeting of Stockholders?

In order for a shareholder proposal for the 2017 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement, we must receive it, at our principal executive offices, no later than December 19, 2016. You must provide your proposal to us in writing and your notice must contain the information required by the Company’s bylaws.

The proposal should be submitted to the Company’s principal executive offices in Frisco, Texas and should be directed to the Senior Vice President, General Counsel & Secretary of the Company.

The Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2017 Annual Meeting of Shareholders, which is not submitted for inclusion in the proxy statement, should do so between January 24, 2017 and February  23, 2017.

COMPANY PROPOSALS

PROPOSAL 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following nine persons nominated by the Board, to hold office until the 2017 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2015 Annual Meeting of Stockholders except for Ms. Hobby, Mr. Maxwell and Mr. Passerini, who were appointed as directors on July 2, 2015 upon the recommendation of the Corporate Governance and Nominating Committee following a search process conducted through CT Partners.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares of common stock represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 67, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey has been President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, since January 2009. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey is a director of the Reagan-Udall Foundation, a 501(c)(3) organization created by Congress to advance the mission of the Food and Drug Administration by advancing regulatory science and research. She formerly served as a director of Albertsons, Inc., MedCath Corporation, and The National Food Laboratory, Inc.

Ms. Bailey’s 40 years of health care public policy experience with both public and private organizations, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of health care-related issues. With over 20 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, supports her continued service as a member of the Board.

Joseph W. Dziedzic is 47, is Chair of the Audit Committee, a member of the Compensation and Organization Committee, and has been a director since February 2013.

Mr. Dziedzic is Executive Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers. In addition to his responsibilities as Chief Financial Officer, Mr. Dziedzic is responsible for global security, global procurement, risk management and the payment services business for The Brink’s Company. Prior to joining The Brink’s Company in 2009, he had a 20-year career with General Electric where from 2006 to 2009, he was Chief Financial Officer of GE Aviation Services, from 2003 to 2006 he was Manager of Global Financial Planning and Analysis of GE Energy, and from 2000 to 2002 he was Chief Financial Officer of GE Plastics America. Prior to 2000, Mr. Dziedzic held a number of other positions of increasing responsibility with General Electric. He is a director of the YMCA of Greater Richmond.

Mr. Dziedzic has over 25 years of experience in global operations and financial and accounting matters. The depth and breadth of Mr. Dziedzic’s financial experience support his continued service as a member of the Board.

Jean Hobby is 55, is a member and chair of the Science and Technology Committee and a member of the Audit Committee, and has been a director since July 2015.

Ms. Hobby served as a global strategy partner at PricewaterhouseCoopers, LLP from 2013 until she retired in June of 2015 following a 33 year career at that firm. Prior to 2013, Ms. Hobby served as PricewaterhouseCoopers’ Technology, Media and Telcom Sector Leader from 2008 to 2013, and as Chief Financial Officer from 2005 to 2008. She joined PricewaterhouseCoopers in 1983 and became a partner in 1994.

The depth and breadth of Ms. Hobby’s 33 years of experience in global operations and financial and accounting matters support her continued service as a member of the Board.

Thomas J. Hook is 53, is a member of the Science and Technology Committee, and has been a director since 2006.

Mr. Hook has been the Company’s President and Chief Executive Officer since August 2006. Prior to August 2006, he was the Company’s Chief Operating Officer, a position to which he was appointed upon joining the Company in September 2004. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. He is Chairman of the Board of HealthNow New York, Inc., a leading health care company in Western New York that provides quality health care services to companies and individuals in that region, and serves on its executive committee. Mr. Hook is also a director of AdvaMed.

Since joining the Company as Chief Operating Officer in 2004 and becoming President and Chief Executive Officer in 2006, Mr. Hook has directed the Company’s acquisition, integration and product development efforts, growing the business from $200 million to the more diverse $688 million medical device technology company that it is today. Mr. Hook’s knowledge of the Company’s business and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

M. Craig Maxwell is 57, is a member of the Science and Technology Committee and a member of the Audit Committee, and has been a director since July 2015.

Mr. Maxwell is the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio that is the global leader in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial and aerospace markets. Mr. Maxwell’s responsibilities include leading Parker Hannifin in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell is responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leverage the company’s portfolio of products and technology to develop emerging opportunities.

As Vice President and Chief Technology and Innovation Officer for Parker Hannifin, Mr. Maxwell leads that company’s innovation research that commercializes new technologies. Through his service, he has gained management experience at senior levels. These attributes provide the Company valuable insight into developing new technologies to support future growth and support Mr. Maxwell’s continued service on the Board.

Filippo Passerini is 58, is a member of the Science and Technology Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since July 2015.

Mr. Passerini is an Operating Executive in U.S. Buyouts for the Carlyle Group, a company he joined in July of 2015 following his retirement from a 33-year career at the Procter & Gamble Company. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. Prior to his retirement, Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively. He oversaw over 170 distinct services in 70 countries and led the integration of Procter & Gamble’s IT and Business Services groups, one of the largest shared services organizations in the world. Mr. Passerini is a director of United Rentals, Inc. and serves on its audit and compensation committees, and of Poste Italiane and serves on its compensation and nomination & governance committees.

Mr. Passerini brings to the Company over three decades of global experience in operations, digital technology, and general management roles. He is globally recognized as an information technology and shared services thought leader, known for creating new, progressive business models and driving innovation. Mr. Passerini’s extensive background and experience supports his continued service as a member of the Board.

Bill R. Sanford is 72, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of medical devices, bioscience inventions, nanotechnology, and advanced technology systems, products, and services. He has broad experience as a board member and advisor of numerous public and private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms. Mr. Sanford is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, retired director of KeyCorp and KeyBank N.A., trustee of Cleveland Clinic, trustee emeritus of Case Western Reserve University and Kansas State University, former director of AdvaMed, and a Fellow of the American Institute for Medical and Biological Engineering (AIMBE).

Mr. Sanford has extensive public company, merger and acquisition, operations integration, marketing and sales, new venture, turnaround and market development experience. He has led public and private company financings, including initial and secondary public stock offerings, structured debt financings, public stock mergers, private equity and venture capital investments. Mr. Sanford’s background and expertise, including his substantial involvement in the medical device industry, support his continued service as a member of the Board.

Peter H. Soderberg is 69, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.

Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries), a position he held since March 2006. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a 23-year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom and AdvaMed. Mr. Soderberg currently serves as a director and senior advisor to the CEO of two privately-held medtech companies. He is a former director of St. Vincent Health System (Indianapolis), Constellation Brands, Inc. and Welch Allyn.

Having served in the roles of President and Chief Executive Officer of Hill-Rom and Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of health care policy and patient care delivery, gained through his long career in the health care industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.

William B. Summers, Jr. is 65, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments, Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc. and is a member of its audit committee. He also serves on the advisory boards of Molded Fiberglass Companies, MAI Wealth Advisors LLC, and IQWARE Marketing, LLC, and on the board of directors of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace University, State Troopers of Ohio, and the Convention and Visitors Bureau of Greater Cleveland, Inc. Mr. Summers previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of the NYSE. He is a former director of Developers Diversified Realty, Inc., Cleveland Indians Baseball Company, and Penton Media Inc.

Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and the NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2 – Approval of the Adoption of the Greatbatch, Inc. 2016 Stock Incentive Plan

Stockholders are being asked to approve the Greatbatch, Inc. 2016 Stock Incentive Plan (the “2016 Plan”) which was adopted by the Board on March 1, 2016, subject to stockholder approval. If approved by stockholders, the 2016 Plan will supplement the Company’s existing 2009 and 2011 Stock Incentive Plans in providing stock-based incentive compensation to select employees, non-employee directors, consultants and service providers. As of March 1, 2016, 8,487 shares were available for award under the Company’s 2009 Stock Incentive Plan and 29,669 shares were available for award under the Company’s 2011 Stock Incentive Plan, all of which were available only for award in the form of restricted stock, restricted stock units or stock bonuses under the respective plans’ sub-limits. As of March 1, 2016, the aggregate of all options outstanding under all plans was 1,820,372, with a weighted average exercise price of $25.60 and a weighted average remaining term of 6.3 years. As of March 1, 2016, the aggregate number of full-value awards outstanding under all plans that have not vested or been earned was 550,401. The Committee believes this remaining amount of shares to be insufficient to meet our anticipated needs. The Company continues to focus on equity awards in the form of restricted stock units, thus no sub-limit for these types of awards was included in the 2016 Plan. The 2016 Plan was designed by the Compensation and Organization Committee (the “Compensation Committee”) with the assistance of management and an outside compensation consultant as part of a comprehensive compensation strategy to provide long-term incentives for employees and non-employees to contribute to the growth of the Company and attain specific performance goals. See the Long-Term Equity Awards section of the Compensation Discussion and Analysis (“CD&A”) in this proxy statement for further discussion.

Approval of the 2016 Plan will allow the Company to continue to award stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonuses to employees and to non-employee directors, consultants and service providers. In determining the number of shares available under the 2016 Plan, we considered the historical burn-rate of the Company’s equity compensation plans, the potential dilution and stockholder value transfer as a result of this plan and the one-year and three-year TSR of the Company. The 1,450,000 shares available under the 2016 Plan represent 4.71% of the Company’s outstanding Common Stock as of March 1, 2016. The NYSE closing price of a share of Common Stock on March 1, 2016 was $29.77. Based on historical burn rates and our current stock price, the Committee believes the 1,450,000 shares that may be awarded under the 2016 should be sufficient to cover grants through the end of fiscal year 2018.

We are also seeking approval of the performance criteria under the 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, which would allow certain awards granted under the 2016 Plan to qualify as performance-based compensation (see discussion of Tax Consequences below).

The purpose of awards under the 2016 Plan (see Award Types described below) is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with Company performance. If approved, the 2016 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that the Company places on motivating superior results with long-term incentives.

The 2016 Plan also contains several features considered compensation and governance best practices. The 2016 Plan does not permit stock option re-pricing, the use of discounted options, the reloading of option grants, or the adding back of shares used to pay the exercise price of awards or to satisfy tax withholding obligations. The 2016 Plan limits the term on options and stock appreciation rights to ten years. Other than for awards to outside directors and grants not to exceed 10% of the shares available under the 2016 Plan, for full value awards (restricted stock and restricted stock units), the 2016 Plan imposes vesting requirements on time and performance based awards of three years and one year, respectively The 2016 Plan provides for accelerated vesting of awards upon the consummation of a change in control. The 2016 Plan contains no evergreen features that would provide for automatic replenishment of authorized shares and generally limits the number of shares that may be awarded to any person in any fiscal year. The 2016 Plan also limits the number of shares that may be awarded to non-employee directors in any fiscal year.

Key Terms - The following is a summary of the material features of the 2016 Plan, which is qualified by reference to the full text of the 2016 Plan, which is set forth as Exhibit A:

Plan Term:	March 1, 2016 to February 28, 2026.

Eligible Participants:	Employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers and non-employee directors of the Company as the Compensation Committee designates from time to time. The Company has approximately 9,000 employees and eight non-employee directors who would be eligible to participate in the 2016 Plan.

Shares Authorized:	1,450,000, subject to adjustment only to reflect stock splits and similar events. Shares underlying awards that are forfeited, expire, cancelled or lapse become available for future grants. Shares used to pay the exercise price of a stock option and shares withheld to satisfy tax withholding obligations will not be available for future grants. When a stock settled stock appreciation right is exercised, the shares subject to a stock appreciation right grant agreement will be counted against the shares available for award as one share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise.

Shares Authorized as a Percent of Outstanding Common Stock:	4.71%

Award Types:	(1) Non-qualified and incentive stock option—the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.
(2) Restricted stock—share award conditioned upon continued employment, the passage of time or the achievement of performance objectives.

(3)    Restricted stock unit—the right to receive, at a specified future date, shares of common stock or an amount equal to the fair market value of a specified number of shares of common stock. Restricted stock units may be conditioned upon continued employment, the passage of time or the achievement of performance objectives . Payments in respect of restricted stock units may be made in shares, cash or a combination of both, in the Committee’s discretion.

(4) Stock appreciation right—the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future.
(5) Stock bonus—a bonus payable in shares of stock.

Award Terms:	Stock options and stock appreciation rights will have a term no longer than ten years. All awards made under the 2016 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements which set forth the terms and conditions of each award. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards. Upon the death or disability of an employee, all outstanding time-based awards immediately vest and all outstanding performance-based awards immediately vest at the target level applicable to such performance-based awards. Upon the retirement of an employee, all outstanding time-based awards immediately vest and a pro-rated portion of outstanding performance-based awards held by such employee remain outstanding and continue to be eligible for vesting and exercisability based on the Company’s attainment of the performance goals applicable to such performance-based awards. For purposes of the 2016 Plan, “retirement” means a voluntary termination of employment occurring on or after such time as such employee has attained 59.5 years of age with a combination of age and length of Company service equal to or exceeding 69.5 years. In the event that an employee is terminated without cause, a pro-rata portion of such employee’s performance-based awards that were awarded more than one year before the date of termination will not expire or be forfeited upon such termination but will remain outstanding and continue to be eligible for vesting and/or exercisability based on the Company’s attainment of the performance goals applicable to those performance-based awards. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Vesting:	Subject to certain exceptions set forth in the 2016 Plan, at least three years for time based awards of restricted stock or restricted stock units and at least one year after grant for performance based awards of restricted stock and restricted stock units. As determined by the Compensation Committee for Stock Options and SARs. The vesting of all awards is subject to acceleration, in whole or in part, upon certain events set forth in the 2016 Plan including a change in control or the death, disability, or retirement of a participant.

Not Permitted:	(1) Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2) Repricing of a stock option or stock appreciation right without stockholder approval.

(3) Granting stock options and stock appreciation rights to any one employee during any fiscal year in excess of 200,000 shares.

(4) Granting restricted stock, restricted stock units and stock bonuses to any one employee during any fiscal year in excess of 200,000 shares.

(5)    Granting shares of Company Stock subject to incentive awards awarded during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, in excess of $500,000 in total value

Performance Criteria	The Committee may grant restricted stock or restricted stock units that will be paid solely on the attainment of certain performance goals established by the Committee based on the performance criteria set forth in the 2016 Plan. It is intended that awards that are paid based on the achievement of performance goals may be exempt from the $1 million deduction limit on compensation under Section 162(m), but the Committee may elect to provide for non-deductible awards under the 2016 Plan. The performance criteria are one or more of the following objective criteria, (i) net earnings or net income (either before or after one or more of the following: interest, taxes, depreciation, amortization, and non-cash equity-based compensation expenses), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net earnings or net income (either before or after taxes), (v) operating earnings or income, (vi) cash flow (including, but not limited to, operating cash flow and free cash flow), (vii) gross profit or gross profit growth, (viii) cash flow return on capital, (ix) return on investment, (x) return on stockholders’ equity, (xi) return on assets or net assets, (xii) return on capital, (xiii) stockholder returns, (xiv) return on sales, (xv) gross or net profit margin, (xvi) productivity, (xvii) expenses or expense targets, (xviii) margins, (xix) improvement of capital structure, (xx) operating efficiency, (xxi) cost reduction or savings, (xxii) budget and expense management, (xxiii) customer satisfaction, (xxiv) working capital, (xxv) basic or diluted earnings or loss per share (before or after taxes), (xxvi) price per share of Company Stock (including, but not limited to growth measures or total stockholder return), (xxvii) completion of acquisitions or business expansion, (xxviii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product), (xxix) implementation or completion of critical products, (xxx) enterprise value, and (xxxi) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for the performance period for a participant.

Clawback	Any awards and shares of stock issued pursuant to the 2016 Plan that are subject to recovery under any applicable law, government regulation or rule or listing standard of any stock exchange, will be subject to such deductions and clawback as may be required to be made pursuant to such applicable law, government regulation or rule or listing standard of any stock exchange (or any policy adopted by the Company pursuant to any such applicable law, government regulation or rule or listing standard of any stock exchange).

Change in Control	A change in control occurs if (1) any person or related group of persons (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company; (2) a sale of all or substantially all of the assets of the Company is consummated, in one transaction or a series of related transactions; or (3) any merger or consolidation of the Company is consummated in which the stockholders of the Company immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of such surviving entity).

Tax Consequences – Stock option grants under the 2016 Plan may be intended to qualify as incentive stock options under Internal Revenue Code of 1986, as amended (“IRC”) §422 or may be non-qualified stock options governed by IRC §83. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding periods (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option that occurs before the applicable holding periods have been satisfied.

Restricted stock and restricted stock units are also governed by IRC §83. Generally, no taxes are due when the award is made. Restricted stock generally becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Restricted stock units become taxable when settled. When taxable to the participant, income tax is paid on the value of the stock or units at ordinary rates. The Company will generally be entitled to a corresponding deduction on its income tax return. Any additional gain on shares received are then taxed at capital gains rates when the shares are sold.

The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Awards granted under the 2016 Plan may qualify as “performance-based compensation” under IRC §162(m) and thus preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under §162(m) that is in excess of $1 million and paid to one of the Company’s most highly compensated executive officers. To qualify, options and other awards must be granted under the 2016 Plan by a committee consisting of two or more “outside directors” (as defined under §162(m)) and options and stock appreciation rights must satisfy the 2016 Plan’s limit on the total number of shares that may be awarded to any one participant during any fiscal year. In addition, for awards other than options and stock appreciation rights to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” Certain awards that may be made under the 2016 Plan may not qualify as performance based compensation and that performance-based compensation awards that are intended to be exempt from the deduction limitation may not meet the requirements to qualify for such exemption.

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the 2016 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.

Transferability - Awards granted under the 2016 Plan generally are not transferable except by will or the laws of descent and distribution.

Administration - The Compensation Committee, which consists entirely of outside directors, will administer the 2016 Plan. The Compensation Committee will select the employees and non-employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2016 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2016 Plan and establish, amend and rescind any of its rules relating to the 2016 Plan, unless expressly prohibited in the 2016 Plan.

Amendments - The Board may, at any time, suspend or terminate the 2016 Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Exchange Act Rule 16b-3 or by any comparable or successor exemption under which the Board believes it is appropriate for the 2016 Plan to qualify, or if and to the extent the Board determines that such approval is appropriate for purposes of satisfying IRC §162(m), §422 or §409A or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing in the 2016 Plan restricts the Compensation Committee’s ability to exercise its discretionary authority to administer the plan, which discretion may be exercised without amendment to the 2016 Plan. No action may, without the consent of a participant, reduce the participant’s rights under any outstanding award.

Plan Awards - The Compensation Committee approved the annual long-term incentive program award of restricted stock units to senior level managers of the Company effective January 4, 2016 (the “2016 Awards”), which included the executive officers who are named in the Summary Compensation Table contained in this proxy statement (the “Named Executive Officers”). Currently, there are not enough shares available under the Company’s existing stock incentive plans to fund the entire 2016 Award. Thus, a portion of the 2016 Awards granted to Thomas J. Hook, President & CEO, as well as Michael Dinkins, Executive Vice President & CFO are subject to the approval of the 2016 Plan by the Company’s stockholders. The following table sets forth the number and approximate grant date fair value of the 2016 Awards pending issuance:

	Non-Qualified Stock Options
Name	Number of Stock Options(#)	Grant Date Fair Value ($)
Thomas J. Hook	65,215	$ 860,000
Michael Dinkins	18,095	238,625

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE ADOPTION OF THE GREATBATCH, INC. 2016 STOCK INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the Company’s equity compensation plans as of January 1, 2016:

Plan Category (As of January 1, 2016)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )(2)
Equity compensation plans approved by security holders	2,295,960	$28.32	365,095
Equity compensation plans not approved by security holders	—	—	—

Total	2,295,960	$28.32	365,095

(1)	Consists of shares of common stock underlying stock options issued under the 1998 Stock Option Plan, the Non-Employee Director Stock Incentive Plan, the 2005 Stock Incentive Plan, as amended, the 2009 Stock Incentive Plan, as amended, and the 2011 Stock Incentive Plan, as amended. Also includes 617,060 shares of common stock underlying restricted stock and restricted stock units that were granted under the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan at a weighted average grant date fair value of $26.53 per share, which are not included in the exercise price reported in column b.
(2)	As of January 1, 2016, 365,095 shares were available under the plans described above for future grants of stock options, stock appreciation rights, restricted stock, restricted stock units or stock bonuses. Due to plan sub-limits, of the shares available for grant, only 299,462 shares were available for issuance in the form of restricted stock, restricted stock units or stock bonuses.

PROPOSAL 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE NAME TO INTEGER HOLDINGS CORPORATION

In order to reflect the expansion of the breadth and scope of the Company’s business over the past decade, the Board has determined that the Company’s name should be changed from Greatbatch, Inc. to Integer Holdings Corporation.

The Company’s origin dates back to 1970 when Wilson Greatbatch, the co-inventor of the implantable cardiac pacemaker, founded the Company’s wholly owned subsidiary, Greatbatch Ltd. The Greatbatch brand became synonymous with lithium battery technology for implantable medical devices. In 1979, Greatbatch Ltd. began providing technologies beyond the medical space. The Company’s Electrochem brand develops and manufactures high performance batteries and battery packs for high-end niche applications in energy, military and environmental markets.

The Company was incorporated in 1997 in connection with a management-led buyout of Greatbatch Ltd. Since then, the Company has established itself as a leading developer and manufacturer of more than batteries. In addition to developing a full range of core components used in implantable medical devices for the cardiac and neuromodulation markets, the Company entered the orthopedic, vascular and portable medical markets. Most recently, the Company demonstrated its ability to design and develop integrated active implantable medical devices with the Algovita® Spinal Cord Stimulation (SCS) system, which received U.S. Food and Drug Administration approval in 2015 and is among the assets held by Nuve4ctra Corporation after the completion of the spin-off of Nuvectra in March 2016.

Following the October 2015 acquisition of Lake Region Medical—which transformed the Company into one of the largest medical device outsource (MDO) manufacturers in the world—the Board concluded that the Greatbatch name is more closely associated with Mr. Greatbatch’s innovations related to battery technology than it is to the broader range of capabilities and applications provided by the Company today.

In light of the Company’s substantially more comprehensive product and service portfolio, the Board believes that the name Integer Holdings Corporation better represents the Company’s current offerings.

The word integer represents the transformation of the Company, which now comprises the expertise and innovation of its legacy brands to deliver holistic, high-quality and value-driven solutions. From design and development services to commercialization support, the Company offers end-to-end capabilities that provide customers with a distinct advantage as they bring their products to market.

In addition to providing a distinctive name in the technology marketplace, the Integer name recognizes the critical pieces—from employees to technologies—that have been combined to form a complete offering. Rather than defining the Company by its legacy, Integer positions the Company to move forward as one entity, focused on defining what is possible, creating new opportunities, and providing continuous, meaningful innovation that delivers value for customers and stockholders.

Changing the corporate name in the manner proposed will not change the Company’s corporate structure. If the proposal to is approved and the name change becomes effective, the Company’s common stock will continue to be listed on the NYSE but we will expect the common stock to be traded under a new ticker symbol “ITGR,” which has already been reserved, at the time the Company effects the name change.

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change.

If approved by our stockholders, the proposed name change will become effective upon the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon approval of this proposal and the filing of the amendment with the Secretary of State of the State of Delaware, our Board will amend our bylaws to replace any references to “Greatbatch, Inc.” with “Integer Holdings Corporation.” If the name change is not approved, the proposed amendment to our Amended and Restated Certificate of Incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on the NYSE will remain unchanged.

The Board has reserved the right, in the exercise of its discretion, to withdraw this proposal from consideration by stockholders prior to the holding of the Annual Meeting. Furthermore, the Board has also reserved the right, in the exercise of its discretion, to abandon such proposed amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, notwithstanding approval of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE AMENDMENT TO CERTIFICATE OF INCORPORATION

TO CHANGE THE COMPANY’S NAME TO INTEGER HOLDINGS CORPORATION

PROPOSAL 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2016, a capacity in which it has served since 2000. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2016. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2015 and 2014:

	2015	2014
Audit Fees(1)	$2,527,000	$1,333,000
Audit-Related Fees(2)	1,830,000	30,000

Total Audit and Audit-Related Fees	4,357,000	1,363,000
Tax Fees(3)	76,000	426,251
All Other Fees(4)	2,000	—

Total Fees	$4,435,000	$1,789,251

(1)	Represent fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements. 2015 audit fees include amounts billed in connection with the audit of Lake Region Medical subsequent to its acquisition by the Company in October 2015.
(2)	Represents fees billed by Deloitte & Touche for services rendered related to the performance of their audit but are not included in (1) above. 2015 audit-related fees include amounts billed in connection with the audit of Nuvectra Corporation standalone financial statements in connection with its spin-off from the Company.
(3)	Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
(4)	Represents a licensing fee billed by Deloitte & Touche for accounting research software.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(C)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

PROPOSAL 5 – Advisory Vote on Compensation of the Named Executive Officers

As required pursuant to Section 14A of the Exchange Act, the Company seeks your advisory vote on a resolution to approve the compensation of our named executive officers as disclosed in this proxy statement. Our named executive officers are the Chief Executive Officer, the Chief Financial Officer, the next three highest paid executive officers, and the former Executive Vice President & Chief Technology Officer (“Named Executive Officers”). Although your vote is advisory and will not be binding on the Board or the Company, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Unless the Board modifies its policy on the frequency of future advisory votes, the next advisory vote on the compensation of our Named Executive Officers will be held at the 2017 Annual Meeting of Stockholders.

The Company’s executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the Compensation Discussion and Analysis (“CD&A”) section, the Company’s compensation for its Named Executive Officers includes the following elements:

•	Long-term equity compensation with multi-year performance based vesting. The most significant element of the Named Executive Officers equity compensation opportunity is performance based awards under the LTI Program for which vesting depends on the Company’s total stockholder return relative to its peer group over a three-year period.

•	Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the Named Executive Officers is based on the Company’s performance. As such, the cash compensation for the Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.

The text of the resolution in respect of Proposal 5 is as follows:

“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of March 15, 2016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Accellent Holdings LLC(1) c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street New York, NY 10019	2,946,709	9.57%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	2,371,172	7.70%

The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,156,764	7.00%

Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,042,683	6.64%

(1)	Accellent Holdings LLC filed a Schedule 13G on October 29, 2015 reporting that it holds the shares and that each of KKR Millennium Fund L.P. (as the managing member of Accellent Holdings LLC), KKR Associates Millennium L.P. (as the general partner of KKR Millennium Fund L.P.), KKR Millennium GP LLC (as the general partner of KKR Associates Millennium L.P.), KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.), KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited), KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the sole general partner of KKR & Co. L.P.), and Henry R. Kravis and George R. Roberts may be deemed to share voting and dispositive power with respect to the shares of common stock held by Accellent Holdings LLC, but each disclaims beneficial ownership of such shares.
(2)	BlackRock, Inc. filed a Schedule 13G/A on January 26, 2016. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A. BlackRock, Inc. reports sole investment power with respect to the reported shares and sole voting power with respect to 2,312,614 of the reported shares.
(3)	The Vanguard Group, Inc. filed a Schedule 13G/A on February 10, 2016. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly owned subsidiaries of The Vanguard Group, Inc. and serve as an investment manager of collective trust accounts and Australian investment offerings, respectively. The Vanguard Group, Inc. reports sole investment power with respect to 2,123,731 of the reported shares, shared investment power with respect to 33,043 of the reported shares, sole voting power with respect to 32,443 of the reported shares, and shared voting power with respect to 2,200 of the reported shares.
(4)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A on February 9, 2016. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor, sub-advisor or manager, Dimensional may possess investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the common stock of the Company held by the Dimensional Funds. However, Dimensional reports that all such common stock is owned by the Dimensional Funds and disclaims beneficial ownership of such common stock.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The beneficial ownership of Common Stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of March 15, 2016, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Number of Shares		Percent of Class
Pamela G. Bailey	90,288	(1)	*
Joseph W. Dziedzic	28,197	(1)	*
Jean Hobby	7,939	(1)	*
Thomas J. Hook	744,319	(1)(2)	2.4%
M. Craig Maxwell	7,939	(1)	*
Filippo Passerini	7,939	(1)	*
Bill R. Sanford	138,021	(1)	*
Peter H. Soderberg	87,473	(1)	*
William B. Summers, Jr.	95,300	(1)	*
Michael Dinkins	146,840	(1)(2)	*
Mauricio Arellano	82,848	(1)	*
Andrew P. Holman	28,013	(1)(2)	*
Timothy G. McEvoy	61,447	(1)(2)	*
George M. Cintra	32,428	(1)(2)	*
All directors and executive officers as a group (19 persons)	1,657,276	(1)(2)	5.2%

(1)	Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after March 15, 2016: Ms. Bailey – 57,085 shares; Mr. Dziedzic – 20,570 shares; Ms. Hobby – 5,221 shares; Mr. Hook – 498,405 shares; Mr. Maxwell – 5,221 shares; Mr. Passerini – 5,221 shares; Mr. Sanford – 83,499 shares; Mr. Soderberg – 57,085 shares; Mr. Summers – 57,085 shares; Mr. Dinkins – 106,571 shares; Mr. Arellano – 40,635 shares; Mr. Holman – 19,186 shares; Mr. McEvoy – 30,438 shares; Mr. Cintra – 21,254 shares; and all directors and executive officers as a group – 1,080,370 shares. Also includes shares of restricted stock as of March 15, 2016 as follows: Ms. Bailey – 1,408 shares; Mr. Dziedzic – 1,408 shares; Ms. Hobby – 1,408 shares; Mr. Maxwell – 1,408 shares; Mr. Passerini – 1,408 shares; Mr. Sanford – 2,058 shares; Mr. Soderberg – 1,408 shares; and Mr. Summers - 1,408 shares.
(2)	Includes the following shares through participation in the Company’s 401(k) Plan: Mr. Hook – 3,682 shares; Mr. Dinkins – 643 shares; Mr. Holman – 546 shares; Mr. McEvoy – 2,108 shares; and Mr. Cintra – 906 shares. Such individuals retain voting and investment power over their respective shares in the 401(k) Plan.
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. The Company believes that these filing requirements were satisfied during fiscal year 2015, except that Thomas J. Mazza, the Company’s principal accounting officer, was late in filing one report reporting the acquisition of restricted stock units. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from the persons required to report.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Programs and 2015 Performance

Financial results in 2015 were mixed, as we were not able to materially advance our financial objective of driving mid-single digit top line revenue and double digit bottom line operating profit growth in our core business. Our organic core revenues decreased from $688 million in 2014 to $661.8 million, Adjusted Operating Income of $91 million in 2015 was unchanged from 2014 Adjusted Operating Income, and Adjusted Earnings Per Share rose 1%, from $2.86 in 2014 to $2.90. See “Strategic and Financial Overview” in Part II, Item 7 of our 2015 Form 10-K for a reconciliation of these adjusted amounts to those calculated in accordance with generally accepted accounting principles (“GAAP”). Total stockholder return of 6.5% for fiscal year 2015, measured as the increase in our stock price, was comparable to total stockholder return for our peer group, which was 6.6%.

The Compensation and Organization Committee of the Board, referred to as the “Compensation Committee” in this CD&A, designs and oversees the Company’s executive compensation programs to emphasize and reward the execution of our business strategy, the achievement of corporate financial objectives, and the creation of stockholder value. Our executive compensation programs and practices have remained consistent over the past several years, and we believe our programs are aligned with the interests of our stockholders and have significantly contributed to the achievement of our business strategy.

To ensure our compensation programs are aligned with the long-term interest of our stockholders, we have adopted several governance policies that we expect our executive officers to comply with, including meaningful stock ownership guidelines, a pledging and hedging policy and a recapture or “clawback” policy that provides for the recoupment of any performance-based payouts made based on financial results that are not in compliance with any financial reporting requirement that requires restatement of the Company’s financial statements.

At our 2015 Annual Meeting, our stockholders had the opportunity to vote on the compensation paid to our named executive officers. The results of this advisory “say-on-pay” vote were overwhelmingly supportive, with almost 97% of votes cast voting in favor. Our 2016 executive compensation programs and plan design will remain substantially similar to our 2015 executive compensation programs.

In order to better meet our compensation philosophy and objectives, following the acquisition of Lake Region Medical in late October, 2015 we embarked on a project to develop a new global compensation framework. The goal of this project was to ensure that our compensation programs allow for flexibility for future growth, eliminate cross functional boundaries, increase an associate’s “line of sight,” and integrate and optimize the various compensation programs within our Company that resulted from our acquisition. As a result of this initiative, for 2016, our Named Executive Officers will be compensated under our new short term incentive plan (“STIC Plan”). All expected changes to the compensation of the Named Executive Officers as a result of the STIC Plan are highlighted throughout this CD&A section.

Compensation Philosophy

Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our Named Executive Officers are designed to be consistent with our compensation philosophy.

We have designed our compensation programs to include:

•	Base Salary

•	Annual Performance-Based Cash Incentives

•	Long-Term Incentives Including Stock Options and Performance Shares

•	Retirement and Change in Control Agreements

•	Other Limited Executive Perquisites

We expect the total compensation levels of our Named Executive Officers to be approximately between the 50th and 75th percentiles of the total compensation levels for comparable positions within our peer group if the Company achieves above market performance. This allows us to attract and retain executives who have the appropriate skill set to develop and execute our strategic plans and attain both our short- and long-term financial and strategic objectives. We believe that this approach properly incentivizes our executive officers and provides value to our stockholders through the above market financial performance of the Company. The executive compensation programs for our Named Executive Officers have been designed to allow for flexibility to respond to the evolving business environment, address individual performance and consider internal and external pay equity.

The following graphs depict the mix of cash versus equity compensation as a percentage of total direct compensation awarded to our Named Executive Officers during 2015, assuming target performance levels for cash incentives and maximum performance levels for equity incentives are achieved:

The following graphs depict the mix of fixed (base salary) versus variable (at risk, all incentive compensation) based compensation as a percentage of total direct compensation awarded to our Named Executive Officers during 2015, assuming target performance levels for cash incentives and maximum performance levels for equity incentives are achieved:

Compensation Committee Practices and Procedures

The Compensation Committee has responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee has directly engaged Ernst & Young LLP as an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management and also performed a market study related to non-employee director compensation. In 2015, Ernst & Young advised the Compensation Committee on the Company’s executive compensation programs. A representative of Ernst & Young was present in person or by telephone for all meetings held by the Compensation Committee during 2015.

In accordance with NYSE rules regarding the independence of compensation consultants, the Compensation Committee has considered the other services Ernst & Young provides to the Company, the amount of fees paid to Ernst & Young by the Company, Ernst & Young’s policies and procedures designed to prevent conflicts of interest, any business or personal relationship Ernst & Young may have with any member of the Compensation Committee, any stock of the Company owned by Ernst & Young, and any business or personal relationship Ernst & Young has with any of the Named Executive Officers. Following that review, the Compensation Committee concluded that Ernst & Young’s work for the Compensation Committee does not raise a conflict of interest.

The Compensation Committee is also responsible for evaluating the performance of Mr. Hook, our President & Chief Executive Officer. Performance reviews of Mr. Hook are based on his individual performance as well as on the Company’s performance during a given year. The Compensation Committee provides a recommendation for the performance review and any compensation adjustments to the Board for approval. For the other Named Executive Officers, the Compensation Committee considers input and recommendations from Mr. Hook regarding performance, base salary adjustments and annual and long-term incentive programs and award amounts. The Compensation Committee determines the final compensation for those executive officers. Grants of equity-based compensation are approved by the Compensation Committee in accordance with long-term incentive programs established by the Compensation Committee with the assistance of Ernst & Young. Although not required by our long-term incentive plans, the Board has provided final approval on the equity-based compensation awards for our senior level executives.

During 2015, Kristin Trecker, Executive Vice President, Chief Human Resources Officer, and Timothy G. McEvoy, Senior Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee as needed. These executives were not present during executive sessions of the Compensation Committee or when items pertaining to their individual compensation were discussed.

Competitive Market Review

The Compensation Committee compares Company performance and compensation programs against a peer group of companies. The companies selected to be in our peer group (i) have relevant overlap with our industry, customers and products, (ii) are similar in size, and (iii) have key metrics consistent with our growth strategy. The key metrics considered in evaluating companies for our peer group are revenue size and growth rate, return on equity, net income, earnings per share growth, average gross margins and enterprise value. The Compensation Committee also took into consideration companies identified as peers of our peers, peers by our analysts and peers by governance rating firms. The Compensation Committee typically reevaluates the peer group every two to three years or sooner if acquisitions warrant or events occur such that the companies in the peer group are no longer comparable to our Company. The companies comprising our 2015 compensation peer group are as follows:

Analogic Corporation	Merit Medical Systems, Inc.
CONMED Corporation	NuVasive, Inc.
CTS Corporation	Orthofix International
Haemonetics Corporation	Thoratec Corporation
Integra LifeSciences Holdings Corporation	West Pharmaceutical Services, Inc.
KEMET Corporation	Wright Medical Group, Inc.
Masimo Corporation

The Compensation Committee believes this is an appropriate size for a peer group in order to obtain a representative sample of our competitive market.

As a result of the Company’s acquisition of Lake Region Medical in October 2015, the Compensation Committee reviewed and updated our peer group to better reflect the changed profile of the Company. CTS Corporation, KEMET Corporation, Orthofix International, Thoratec Corporation and Wright Medical Group Inc. were removed from the peer group because they were no longer within the range of 50 percent to 200 percent of Company revenue size, and nine other companies were added that both fit within that range and were representative of the markets in which we compete. We believe that this is an appropriate size for a peer group in order to obtain a representative sample of our market, yet to keep the size of the peer group at a manageable level for analysis purposes. We believe the companies in our peer group (i) have relevant overlap with our industry, customers and products, (ii) are similar in size, and (iii) have key metrics that are consistent with our growth strategy. The key metrics considered included revenue size and growth rate, return on equity, net income, earnings per share growth, average gross margins and enterprise value. Additionally, the Compensation Committee took into consideration companies identified as peers of our peers, peers by our analysts and certain governance rating agencies. The companies comprising our current compensation peer group are as follows:

Analogic Corporation	Masimo Corporation
Alere Inc.*	Merit Medical Systems, Inc.
Benchmark Electronics, Inc.*	NuVasive, Inc.
Cantel Medical Corp.*	Plexus Corp.*
CONMED Corporation	ResMed Inc.*
Haemonetics Corporation	STERIS Corporation*
Halyard Health, Inc.*	Teleflex Incorporated*
Hill-Rom Holdings, Inc.*	West Pharmaceutical Services, Inc.
Integra LifeSciences Holdings Corporation
* New for 2016

Base Salary

We provide our senior level executives with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee does not use a specific formula when setting base salary for our Named Executive Officers, but our general practice is to be within 90% to 110% of the competitive market median. In addition to the factors listed above, actual base salaries may differ from the competitive market median target as a result of various other factors including relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and in the case of Mr. Hook, by the Board.

The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the competitive median market rates. However, base salary increases are also reviewed on an individual basis and adjusted accordingly for performance.

In setting base salaries for our Named Executive Officers for 2015, the Compensation Committee reviewed and used a 2012 Ernst and Young market study related to the compensation of the Named Executive Officers, trending the data to 2014, and supplemented it with the 2014 Towers Watson Executive Compensation survey and 2013 proxy data from our peer group. The 2015 base salaries for our Named Executive Officers were compared to this data, and were adjusted for factors such as prior individual experience and performance and expected future contributions, performance of our Company, internal equity considerations within our Company and the degree of difficulty in replacing the executive.

The base salaries for our Named Executive Officers were as follows:

	2013 Base Salary	2014 Base Salary	2015 Base Salary	2016 Base Salary
Thomas J. Hook	$700,000	$700,000	$721,000	$800,000
Michael Dinkins	366,120	375,273	384,655	415,000
Mauricio Arellano	328,250	339,082	350,045	375,000
Andrew P. Holman	280,000	288,400	315,000	315,000
Timothy McEvoy	242,925	250,213	280,000	300,000
George M. Cintra	205,000	230,000	250,000	N/A	(1)

(1)	Mr. Cintra served as Executive Vice President & Chief Technology Officer until October 28, 2015.

In December 2015, base salaries for the Named Executive Officers were increased to reflect a competitive market increase for companies with similar size and profile as a result of the Company’s acquisition of Lake Region Medical based on a study conducted by Ernst & Young utilizing the 2016 peer group.

Annual Performance-Based Cash Incentives

None of our Named Executive Officers received cash incentive payments under our Greatbatch Growth Bonus Plan (“G2B Plan”) for 2015. The objective of the G2B Plan is to provide a target level of performance-based annual cash compensation at the competitive market median, with the opportunity for above median compensation if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal and any amount greater than the target is considered a “stretch” goal. A portion of our Named Executive Officers’ annual cash incentive payment is made in the form of shares of Common Stock contributed to their accounts under our 401(k) Plan. See further discussion regarding retirement benefits in the “Retirement” section.

The Compensation Committee sets the performance metrics for the G2B Plan generally at its first meeting each year based upon prior year performance, the Company’s plan for the current year, and the Board’s desire for continuous and meaningful performance improvement. The annual cash incentive plan awards for our Named Executive Officers are set based upon Company-wide performance metrics. Payment of annual incentive plan awards are based upon the achievement of these performance metrics and can vary significantly from year to year.

Overall funding of our G2B Plan is based upon Company-wide performance measures as recommended by the Compensation Committee and is generally approved by the Board at its first meeting each year. For 2015, the G2B Plan funding percentage was based upon two financial metrics, total revenue (25%) and adjusted operating income (75%). In addition, if the adjusted operating income threshold is not achieved, no portion of the G2B Plan is funded. Once the adjusted operating income metric is achieved the plan funding begins at 50%. Therefore the threshold adjusted operating income metric must be achieved inclusive of the 50% accrual. In 2015 this threshold was not reached. The Compensation Committee believes that these performance metrics are appropriate as they are relevant key metrics that drive stockholder value. %. In 2015 this threshold was not reached, assuming the 50% accrual. The Compensation Committee believes that these performance metrics are appropriate as they are relevant key metrics that drive stockholder value.

Funding of the G2B Plan is calculated in accordance with the following scale:

Achievement of Performance Measure	Funding %
Less than Threshold	0%
Threshold - 100%	50% - 100%
100% - Maximum	100% - 195%

The Compensation Committee believes that the calculation of funding and performance metrics are aligned with the Company’s strategic objective of growing revenue and profitability. The weighting between revenue and adjusted operating income puts more emphasis on profitability and is believed to be more directly aligned with the interest of stockholders.

The 2015 G2B Plan individual achievement percentages were determined as follows:

	Revenue (25%)	Adjusted OI (75%)
Actual	$661.8M 0.0%	$91.2M 0.0%
Threshold	$688.0M 50.0%	$91.2M 50.0%
Target	$737.8M 100.0%	$99.0M 100.0%
Maximum	$757.0M 195.0%	$115.0M 195.0%
Weighted Average G2B Funding	0.0%

Adjusted operating income under the G2B Plan differs from operating income under GAAP as a result of the exclusion of: (i) acquisition-related charges; (ii) facility consolidation, optimization, manufacturing transfer and system integration charges; (iii) asset write-down and disposition charges; (iv) severance charges in connection with corporate realignments or a reduction in force; (v) litigation charges and gains; (vi) unusual or infrequently occurring items; (vii) gain/loss on the sale of investments; and (viii) the income tax (benefit) related to these adjustments. The Compensation Committee approved the categories for adjustments at the beginning of the performance period, and all of the adjustments were reviewed and approved by the Compensation Committee at the end of the performance period. See “Strategic and Financial Overview” in Item 7, page 39 of our 2015 Form 10-K for a reconciliation of adjusted operating income to GAAP operating income.

Individual cash incentives are calculated by multiplying the funding percentage by the individual’s target bonus percent.

Total Available Award (TAA) = (Base Salary x Individual Target Bonus %) x Plan Funding %

The individual target bonus percent for our Named Executive Officers was determined by the Compensation Committee in order to provide targeted total cash compensation at the median of our competitive market. The target payout as a percentage of base salary for our Named Executive Officers is as follows:

	2015	2016
President & CEO	90%	100%
CFO	75%	75%
Mauricio Arellano	75%	75%
Andrew P. Holman	75%	75%
Timothy G. McEvoy	65%	65%
George M. Cintra	70%	N/A (1)

(1)	Mr. Cintra served as Executive Vice President & Chief Technology Officer until October 28, 2015.

Illustrative Computation of 2015 cash incentive award for Thomas J. Hook:

Total Available Award =

(Base Salary ($700,000) x Individual Target Bonus % (90%)) x Incentive Plan Funding % (0.0%) = $0

Annual cash incentives for our Named Executive Officers pursuant to the G2B Plan are awarded under the Company’s Executive Short-Term Incentive Compensation Plan, which was approved by stockholders at our 2012 Annual Meeting in order to meet the requirements under Internal Revenue Code (“IRC”) §162(m). Under IRC §162(m), a limitation is placed on the tax deductibility of compensation to certain executives of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements. Historically, our deductions for executive compensation have not been materially impacted by IRC §162(m). We do not believe that any of the changes to our short term cash incentive program that resulted from the adoption of the STIC Plan will impact the deductibility of those awards under IRC §162(m).

Long-Term Incentives

In addition to cash incentives, we also compensate our Named Executive Officers with long-term incentive awards (“LTI”) that are designed to align management’s performance incentives with the interests of our stockholders. The LTI program includes time- and performance-based awards that are at the competitive market median of executive officers in comparable positions in our peer group. Our Named Executive Officers receive 25% of their LTI award in time-based stock options and 75% of their award in performance-based restricted stock units. The objective of the time-based award is to provide total direct compensation, when combined with the executive’s base salary and G2B Program award at target, at the bottom quartile of our competitive market. The objective of the performance-based award is to deliver total direct compensation at the 60th percentile of our competitive market if target level performance is achieved and deliver the 75th percentile if the maximum performance level is achieved. The metric for the performance-based awards is relative total stockholder return (“TSR”) versus our peer group.

The LTI award percentage granted each year is reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. The individual award opportunity under the LTI Program is expressed as a percentage of the Named Executive Officer’s salary as follows:

	Maximum(1)			2015(1)
	2014	2015	2016	Threshold(1)	Target(2)	Maximum(3)
President & CEO	430%	430%	430%	108%	269%	430%
CFO	260%	260%	260%	65%	163%	260%
Mauricio Arellano	260%	260%	260%	65%	163%	260%
Andrew P. Holman	230%	230%	260%	65%	163%	260%
Timothy G. McEvoy	120%	120%	120%	30%	75%	120%
George M. Cintra(4)	120%	230%	N/A	N/A	N/A	N/A

(1)	Includes the percentage related to time-based stock options and maximum performance award.
(2)	Target represents TSR performance at the median of the peer group.
(3)	Maximum represents TSR performance at or above the 75th percentile of the peer group.
(4)	Mr. Cintra served as Executive Vice President & Chief Technology Officer until October 28, 2015.

The 2013 LTI program matured on January 1, 2016. The TSR achievement of 149.7% was in the 92nd percentile of our peer group and accordingly all performance awards vested at 100% of maximum on January 15, 2016.

The time based portion of the LTI Program awards was determined based upon the following formula:

Maximum Stock Option Award (MSOA) = (Base Salary x Individual Maximum Award %) x 25%

Non-Qualified Stock Option Grant = (MSOA) ÷ Grant Date Black-Scholes Value

We utilize the Black-Scholes option pricing model to estimate the fair value of stock options granted for financial statement reporting purposes as allowed under GAAP. See Note 11 of the Notes to the Consolidated Financial Statements contained in Item 8 of our 2015 Form 10-K for further explanation of the assumptions and methodology for determining the fair value of stock options granted.

The time-based portion of the LTI awards vest in three equal annual installments on the last day of each fiscal year, beginning in the year of grant. This portion of the LTI award is issued in the form of non-qualified stock options to provide a balance between the amount of stock options and full-value awards provided to our executive officers and to align their interests with those of stockholders.

The performance-based LTI awards, granted 100% in restricted stock units, are determined based upon the following formula:

Maximum Performance Award (MPA) = (Base Salary x Individual Maximum Award %) x 75%

Restricted Stock Unit Grant = MPA ÷ Grant Date Closing Stock Price

The performance metric for these awards is TSR relative to our peer group for a three-year performance period. In measuring TSR, the peer group is set at the award date and does not change unless a peer group company is acquired, in which case that company is removed entirely from the performance measurement period. Relative TSR was selected as the Compensation Committee believed it most closely aligns the interests of our executive officers with those of stockholders and, since this is a long-term measure, drives appropriate risk taking. LTI performance awards will vest at the end of the three-year performance period as follows:

TSR Performance Rank	Vesting Amount
25th Percentile 25th Percentile - 75th Percentile 75th Percentile and above	5.3% of MPA (Threshold Shares(1)) Calculation between Threshold and Maximum Shares 100% of MPA (Maximum Shares)

(1)	Payment at threshold would generally result in compensation that was slightly above the 25th percentile of the peer group, thus aligning pay with performance.

Illustrative Computation of 2015 LTI Program Award for Thomas J. Hook, calculated on his base salary at the time of the award:

Time Award (TA) = ($700,000 x 430%) x 25% = $752,500

Non-Qualified Stock Option Grant = ($752,500) ÷ $12.21 = 61,629 stock options

Maximum Performance Award (MPA) = ($700,000 x 430%) x 75% = $2,257,500

Restricted Stock Unit Grant = $2,257,500 ÷ $48.68 = 46,374 restricted stock units

Threshold Performance Award (TPA) = (($700,000 x 430%) x 75%) x 5.333% = $120,392

Restricted Stock Unit Grant = $120,392 ÷ $48.68 = 2,473 restricted stock units

In addition to the LTI Program, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically made in the form of restricted stock units. In 2015, none of our Named Executive Officers received an additional equity grant.

Our long-term incentive compensation plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by the Board. Historically, we have granted associates long-term incentive compensation in the form of non-qualified and incentive stock options, restricted stock and restricted stock units. Annual long-term awards are approved in December, and are effective on the first day of the new fiscal year. The Compensation Committee and Board typically meets at least five times per year based upon a schedule determined several months in advance. Accordingly, the proximity of any awards to earnings announcements or the release of material non-public information would be coincidental. All stock options are issued with strike prices that are equal to the value of our closing stock price on the grant date.

Upon the death or disability of an associate, all outstanding stock option awards immediately vest and all outstanding performance-based restricted stock units immediately vest at the target level applicable to such performance-based awards. All vested stock options expire at various times following the event, no later than one year, based upon the terms of the plan they were awarded from. In the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s performance-based restricted stock units that were awarded more than one year before the date of termination will remain outstanding. These awards will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards.

Upon retirement of an associate, all outstanding stock option awards immediately vest and a pro-rated portion of outstanding performance-based restricted stock units held by such associate continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. See further discussion regarding retirement benefits in the “Retirement” section.

In the event of a change in control, as defined in the applicable award plan or agreement, unless determined otherwise by the Compensation Committee, all unvested stock option awards granted will immediately vest, but only the portion of unvested performance-based restricted stock units that would have vested under the original plan design will immediately vest. While our plans provide for single trigger vesting, our Change in Control agreements with our Named Executive Officers require both a Change in Control and termination of employment for our Named Executive Officers. See further discussion regarding change in control benefits in the “Change in Control Agreements” section.

Tax deductions for awards under our LTI plans may be limited in the future under IRC §162(m). The Compensation Committee considers the potential non-deductibility of stock incentive awards under IRC §162(m) when setting award levels. The Compensation Committee believes that our long-term incentive programs are properly designed to incentivize and retain senior management, which is in the best interest of stockholders even if IRC §162(m) limits are periodically exceeded and the tax deductions are limited.

Compensation Recoupment Policy

The Company has adopted a compensation recoupment, or “clawback” policy intended to be consistent with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.

In addition, the Dodd-Frank Act requires the SEC to issue regulations requiring issuers to seek recovery from executive officers in certain circumstances involving financial restatements. The SEC has issued proposed regulations implementing this portion of the Dodd-Frank Act. Once the SEC finalizes its regulations regarding the required form of a clawback policy under the Dodd-Frank Act, we expect to amend our clawback policy accordingly.

Share Ownership

In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of Common Stock for the duration of their employment.

For purposes of measuring compliance with these guidelines, shares of Common Stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as unvested time-based restricted stock and restricted stock units issued under our long-term equity compensation programs are considered shares “owned.” Shares underlying unexercised stock options and unvested performance-based restricted stock and restricted stock units do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis with the expectation of seeing meaningful progress toward the achievement of the guideline.

The following table provides the status of our Named Executive Officers, as of March 15, 2016, toward meeting the ownership guidelines, which are calculated as a multiple of base salary:

Named Executive Officers	Multiple of Base Salary	% of Ownership Guideline Achieved
Thomas J. Hook	5.0x	Achieved
Michael Dinkins	2.5x	Achieved
Mauricio Arellano	2.5x	Achieved
Andrew P. Holman	N/A	15%
Timothy G. McEvoy	2.0x	Achieved
George M. Cintra(1)	N/A	N/A

(1)	Mr. Cintra served as Executive Vice President & Chief Technology Officer until October 28, 2015.

The ownership guidelines also contain a holding period requirement for equity awards. Our executive officers are required to hold vested stock options, vested shares of restricted stock and shares issued on vesting of restricted stock units, net of shares sold or surrendered to pay applicable taxes, for one year following the vesting date.

Pledging and Hedging Policy

The Company considers it improper and inappropriate for any director, executive officer or associate to engage in short-term or speculative transactions involving our Common Stock. We therefore prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in our Common Stock. We also strongly discourage directors, executive officers and other associates from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow a person to continue to own the covered securities but without the full risks and rewards of ownership. Any director or executive officer wishing to enter into such a hedging arrangement must first pre-clear the proposed transaction with the Company’s Chief Financial Officer or General Counsel.

Retirement

All of our U.S. based associates are eligible to participate in our defined contribution 401(k) Plan. This plan provides for the deferral of associate compensation up to the maximum IRC limit and a discretionary Company match. This match is currently $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant.

In addition to the discretionary Company match described above, U.S. based associates are eligible to receive an additional contribution to the 401(k) Plan under our G2B Plan of up to 4% of their base salary if certain performance metrics are achieved, as described in the Annual Performance-Based Cash Incentives section above. The changes to our short term cash incentive program that resulted from the adoption of the STIC Plan are not expected to impact how this contribution is calculated.

Each year we perform standard year-end coverage, nondiscrimination and compliance testing on our 401(k) Plan to ensure compliance with applicable Internal Revenue Service rules and regulations. In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by “highly compensated” associates will be returned to the respective associate in order to ensure compliance. Participants immediately vest in their own contributions and earnings and in the Company’s matching and stock contributions to the 401(k) Plan.

We do not offer our U.S. based associates defined benefit pension or deferred compensation benefits as these plans are more expensive to administer in comparison to the programs that we do offer. When designing our retirement and other post-employment benefit programs we consider IRC §409A and continue to evaluate our programs in light of the guidance issued under that rule.

All associates who are at least 59 1⁄2 years of age with a combination of age and length of service equal to at least 69 1⁄2 years are eligible to receive the following benefits under our stock incentive plans on retirement:

•	accelerated vesting of all outstanding time-based stock incentive awards;

•	pro-rata continuation of all outstanding performance-based stock incentive awards, subject to the actual performance metrics achieved; and

•	extension of the time eligible to exercise outstanding stock options.

Change in Control Agreements

We employ change in control agreements for a very limited number of key executives, including our Named Executive Officers, to retain our leadership in the event of a change in control and also to provide them with financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and termination of employment other than for cause. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result on a change in control. We believe these agreements allow for a smooth transition in the event of a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies, including our peer group.

Our change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our agreements only provide benefits if there is both a change in control of the Company and termination of employment other than for cause. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain benefits to be paid in a lump sum in cash. The most significant components of those benefits are as follows:

•	two times annual base salary;

•	two times the greater of (i) average cash bonus for the three year period prior to the date of termination or (ii) current year annual cash incentive award at the target level;

•	two times the Company’s total contributions to the 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;

•	$25,000 for outplacement services;

•	24 months coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning);

•	immediate vesting of all time-based equity awards, vesting of performance-based awards based on actual performance through the change in control, except as otherwise provided in the applicable award agreement; and

•	reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request within twelve months prior to the change in control and the associate returns to the original place of his or her residence.

Our change in control agreements entered into prior to 2011 provide that the Company will make the executive whole for any golden parachute excise tax imposed on a change in control payment, unless the payments are less than 110% of the safe harbor amount. An executive is not entitled to this gross-up if the present value of payments does not exceed 110% of the safe harbor threshold. Instead, the payment due to the executive would be reduced to the safe harbor threshold. This form of change in control agreement is applicable to Mr. Hook, Mr. Arellano and Mr. McEvoy.

During 2011, the Compensation Committee amended the form of change in control agreement, which is provided to prospective executives joining the Company after 2011, to eliminate the gross-up language found in the existing agreements with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant. This new form of change in control agreement is applicable to Mr. Dinkins, Mr. Cintra and Mr. Holman.

Based upon the hypothetical termination date of January 1, 2016, the change in control termination benefits for our Named Executive Officers would be as follows:

	Salary & Bonus	Acceleration of Stock- Based Awards(1,3)	Continuance of Benefits(2)	Outplacement Services	Tax Gross- Up (Modified Cut-Back)	Total(4)
Thomas J. Hook	$3,200,000	$7,024,441	$297,977	$25,000	$—	$10,547,418
Michael Dinkins	1,452,500	2,605,816	43,831	25,000	—	4,127,147
Mauricio Arellano	1,312,500	2,337,575	170,379	25,000	—	3,845,454
Andrew P. Holman	990,000	805,155	222,045	25,000	—	2,042,200
Timothy G. McEvoy	1,102,500	973,577	47,271	25,000	—	2,148,348
George Cintra	850,000	641,183	48,677	25,000	(296,395)	1,268,465

(1)	Based upon our closing stock price of $52.50 per share as of January 1, 2016 (the last day of our 2015 fiscal year).
(2)	Messrs. Dinkins and Holman both exceeded their respective Code Section 280G “safe harbor” thresholds. Per the “best after-tax” language contained in each executive’s change of control agreement, the hypothetical amounts payable to Messrs. Dinkins and Holman upon a change of control will not be reduced to fall below the Code Section 280G safe harbor threshold. Accordingly, the Company will lose a compensation deduction in the amount of $3,060,970 for Mr. Dinkins and $1,602,025 for Mr. Holman.
(3)	The calculations assume all performance based awards vest on the last day of the performance period. All or some portion of the value of such performance based awards may actually be earned based on actual performance.

The calculations above do not take into consideration the value of the non-compete and non-solicitation provisions which are valuable to the Company.

Perquisites

In addition to the elements of compensation discussed above, we also provide senior level executives with various other benefits as follows:

•	Education Reimbursement

•	Executive Life Insurance

•	Long-Term Disability

•	Executive Financial Planning

•	Executive Physicals

•	Executive Relocation

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to our Company. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of our Company and its stockholders.

Education Reimbursement

All associates and dependents of certain associates are eligible to participate in our Education Reimbursement Program. This program is provided to support our innovation and commitment to continuous improvement. We believe that education will support the development of our associates for new positions and enhance their contributions to the achievement of our strategic goals.

Under our Education Reimbursement Program, we reimburse the cost of tuition, textbooks and laboratory fees for all of our associates and dependents of associates employed as of December 14, 2011. All full-time associates are eligible for 100% reimbursement upon the successful completion of job related courses or degree programs. The dependent children benefit for those associates employed as of December 14, 2011 relates to post-secondary education and vests 10% each year of employment until the associates reaches 100%. For associates hired after January 1, 2003, the maximum amount of dependent children reimbursable tuition is based on the cost of tuition at the recognized local state university. For associates hired prior to January 1, 2003 and for all of the Named Executive Officers, there is no maximum limit for dependent children reimbursement.

This dependent tuition reimbursement program was frozen on December 14, 2011 and is now limited to those U.S. associates who were employed by the Company as of that date. Minimum academic achievement is required in order to receive reimbursement under all Education Reimbursement Programs. In fiscal year 2015, Mr. Hook, Mr. Cintra and Mr. McEvoy received benefits under this program. Under the terms of his employment agreement, Mr. Hook’s annual reimbursement is limited to 10% of his base salary.

Executive Life Insurance

Our executive officers receive term life insurance paid by the Company of $5 million for the President and Chief Executive Officer and $1 million for all other executive officers. Additionally, the Company reimburses those executive officers for any additional tax burden resulting from this benefit.

Long-Term Disability

Our executive officers receive long-term disability insurance paid by the Company equal to 60% of salary plus an average of the last two years annual cash incentive award, with no cap. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.

Executive Financial Planning

All executive officers, except the CEO, are eligible for reimbursement of financial planning services. Reimbursement is approved for dollar amounts up to $5,000 in the first year of the program and up to $2,500 in all other years. Qualified expenses include income tax preparation, estate planning and investment planning, among others.

Executive Physicals

We provide our executive officers with annual physicals. We cover 100% of the cost of this program. This program was developed to promote the physical wellbeing and health of our executive officers.

Executive Relocation

Reimbursement for relocation expenses for our executive officers is made in accordance with our Executive Relocation Program. This program allows our executive officers to remain as productive as possible during the relocation transition. We provide a miscellaneous allowance equal to two month’s base salary (not to exceed $30,000) and up to three house hunting trips. Additionally, we will pay for temporary lodging and unavoidable storage for up to 90 days, and we will pay for duplicate housing expense for up to 180 days if the current home has been listed for 30 days and a new home has been purchased. We also offer “Loss on Sale Protection” under which we will reimburse up to $100,000 on the loss on sale of the current residence. All reimbursed amounts are to be repaid if the executive officer voluntarily terminates his or her employment within 24 months of relocation. No Named Executive Officer received benefits under this program in 2015.

Other Benefits. Our executive officers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, wellness incentives and paid time off.

Employment Agreement

In general, we do not offer our associates employment agreements. None of our Named Executive Officers other than Mr. Hook was covered by an employment agreement in fiscal year 2015. On August 5, 2013, the Company entered into a new employment agreement with Mr. Hook in order to secure his continuing service as President & Chief Executive Officer. In addition to the benefits discussed in this section, the agreement provides for the following:

•	Term extends through August 4, 2016;

•	In the event of death or permanent disability: (i) salary and benefits (only health insurance in the event of death) will continue for one year; and (ii) immediate vesting of all non-vested time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics;

•	In the event of termination without cause or with good reason as defined in the agreement: (i) a lump sum payment of one year base salary; (ii) a lump sum severance payment equal to 88% of base salary; and (iii) immediate vesting of all time-based equity awards and the continuation of a pro-rated number of performance awards, subject to achievement of the performance metrics;

•	Right to exercise vested options upon termination is extended to twelve months; and

•	Unless Mr. Hook is terminated without cause, he will be subject to a post-employment non-compete covenant for 24 months from the date of last payment under the contract.

The following table presents the benefits that would be received by Mr. Hook under his employment agreement in the event of a hypothetical termination as of January 1, 2016:

	Salary	Acceleration of Stock-Based Awards(1)	Continuance of Benefits(2)	Severance	Total
Permanent Disability	$800,000	$5,611,216	$130,157	$—	$6,541,373
Death	800,000	5,611,216	10,636	—	6,421,852
Termination Without Cause	800,000	2,947,186	—	704,000	4,451,186
Termination With Good Reason	800,000	2,947,186	—	704,000	4,451,186
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

(1)	Based upon our closing stock price of $52.50 on January 1, 2016 (the last day of our 2015 fiscal year). Termination due to death or disability includes the 2013, 2014 and 2015 LTI performance awards assuming vesting at target performance as well as the full value of his time-based awards. Termination without cause and termination with good reason include the pro rata acceleration of the 2014 and 2015 LTI performance awards based on actual performance as of the assumed termination date of January 1, 2016, as well as the full value of his time-based awards.
(2)	Includes the continuation of all benefits described in the Perquisites section above.

Severance Benefits

We currently do not have a formal severance plan for our associates. In the past, we have provided post-employment severance benefits to our associates who are terminated in connection with a reduction-in-force or corporate reorganization. Generally, these severance benefits are based upon length of service and position level with the Company. Severance benefits are at the discretion of management.

The offer letter of Michael Dinkins, Executive Vice President & Chief Financial Officer, provides that in the event that the Company terminates his employment for any reason other than cause, as defined in his offer letter, he will be entitled to salary, health and medical benefit continuation for a period of one year following the date of termination. In the event of a hypothetical termination by the Company for any reason other than cause as of January 1, 2016, Mr. Dinkins would be entitled to a payment of approximately $422,000. Historically, upon termination Named Executive Officers have received severance benefits. Going forward, this would be determined on a case by case basis.

The following table presents the value of the acceleration of outstanding equity awards pursuant to the terms of our 2005 Stock Incentive Plan, 2009 Stock Incentive Plan and 2011 Stock Incentive Plan that would be received by our Named Executive Officers, other than Mr. Hook, in the event of a hypothetical termination as of January 1, 2016:

	Michael Dinkins	Mauricio Arellano	Andrew P. Holman	Timothy G. McEvoy	George Cintra
Permanent Disability	$1,197,061	$1,799,300	$956,995	$630,505	$615,989
Death	1,197,061	1,799,300	956,995	630,505	615,989
Termination Without Cause	618,630	555,600	441,097	194,705	220,862
Termination With Good Reason	681,630	555,600	441,097	194,705	220,862
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

Amounts above are based upon our closing stock price of $52.50 on January 1, 2016 (the last day of our 2015 fiscal year). Termination due to death or disability includes the full value of their time-based awards and the value of the vesting of their performance-based awards at target for the 2013, 2014 and 2015 LTI performance awards. Termination without cause and with good reason includes pro rata continuation of the 2014 and 2015 LTI performance awards through the end of the performance period. None of these Named Executive Officers would be eligible for the accelerated vesting of equity upon a retirement as of January 1, 2016, as none of them are at least 59  1⁄2 with age and years of service totaling at least 69  1⁄2 years.

Compensation and Organization Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.

Respectively submitted,

Peter H. Soderberg (Chair)
Pamela G. Bailey
Joseph W. Dziedzic
William B. Summers, Jr.

Compensation Risk Analysis

The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for executives and senior executives of the Company. The Company uses a combination of fixed and variable and short and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this proxy statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal years 2015, 2014 and 2013.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Comp.(5)	All Other Comp.(7)	Total
Thomas J. Hook	2015	$719,192	$—	$1,526,632	$752,490	$—	$140,486	$3,138,800
President &	2014	700,000	—	1,612,922	752,492	505,604	138,943	3,709,961
Chief Executive Officer	2013	616,330	—	1,231,719	601,622	508,097	456,716	3,414,484

Michael Dinkins	2015	383,657	—	494,853	243,919	—	38,388	1,160,817
Executive Vice President &	2014	375,661	—	510,083	237,965	221,429	28,289	1,373,427
Chief Financial Officer	2013	366,120	—	487,219	237,974	246,757	29,923	1,367,993

Mauricio Arellano	2015	350,375	—	447,119	220,402	—	27,007	1,044,903
Executive Vice President,	2014	336,583	—	457,314	213,360	197,512	23,755	1,228,524
Global Operations	2013	328,250	—	436,816	213,359	220,258	55,791	1,254,474

Andrew P. Holman	2015	315,000	—	415,385	204,750	—	34,709	969,844
President,	2014	287,485	—	345,081	160,986	155,735	32,717	982,004
Corporate Development	2013	270,481	75,000	118,617	57,933	145,089	5,272	672,392

Timothy G. McEvoy	2015	280,769	—	170,394	83,993	—	107,509	642,665
Senior Vice President,	2014	248,531	—	156,181	72,870	123,719	88,538	689,839
General Counsel & Secretary	2013	242,925	—	149,195	72,870	138,086	99,674	702,750

George Cintra(6)	2015	250,000	—	291,605	143,748	—	39,899	725,252
Executive Vice President &	2014	235,812	—	147,892	68,989	117,783	41,712	612,188
Chief Technology Officer	2013	222,025	—	97,254	47,504	101,776	32,712	501,271

(1)	Amounts represent the dollar value of base salary earned during fiscal years 2015, 2014, and 2013.
(2)	Amount represents a sign on bonus for Mr. Holman.
(3)	Amounts represent the aggregate grant date fair value of stock awards granted. The valuation of restricted stock and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2016.
(4)	Amounts represent the aggregate grant date fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2016.

(5)	Amounts represent cash awards earned under our G2B Plan. See “Annual Performance-Based Cash Incentives” section of the CD&A for a discussion of this program.
(6)	Mr. Cintra served as Executive Vice President & Chief Technology Officer until October 28, 2015.
(7)	Items included in All Other Compensation were as follows:

	Year	401(k) Contribution	Term Life Insurance Premiums	Long-Term Disability Insurance Premiums	Tax Gross-Up	Perquisites	Excess Vacation	Other	Total
Thomas J. Hook	2015	$5,250	$14,127	$5,716	$21,217	$75,044	$18,007	$1,125	$140,486
	2014	13,725	16,300	12,574	20,866	74,428	—	1,050	138,943
	2013	14,685	16,300	18,408	20,692	333,889	52,042	700	456,716
Michael Dinkins	2015	5,250	8,500	9,755	13,192	—	1,141	550	38,388
	2014	13,726	4,468	6,039	3,956	—	—	100	28,289
	2013	14,247	4,468	4,769	3,477	—	2,962	—	29,923
Mauricio Arellano	2015	3,780	4,890	8,593	9,744	—	—	—	27,007
	2014	12,151	1,740	4,996	4,868	—	—	—	23,755
	2013	13,110	1,740	7,092	3,325	—	30,524	—	55,791
Andrew P. Holman	2015	5,250	14,127	5,716	7,470	—	2,146	—	34,709
	2014	13,726	10,880	2,917	5,194	—	—	—	32,717
	2013	4,060	—	886	326	—	—	—	5,272
Timothy G. McEvoy	2015	5,040	16,574	—	9,722	75,673	—	500	107,509
	2014	12,932	1,540	—	1,640	71,226	—	1,200	88,538
	2013	14,066	1,540	5,176	3,939	68,147	6,706	100	99,674
George Cintra	2015	4,582	3,964	4,347	4,001	14,294	8,486	225	39,899
	2014	12,639	—	8,978	4,333	15,762	—	—	41,712
	2013	12,856	—	3,429	1,659	13,668	—	1,100	32,712

Perquisites for the Named Executive Officers are included in “All Other Compensation” if the aggregate value is equal to or greater than $10,000. The perquisites included are set forth in the table below. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except to the extent of the dollar values described below:

	Year	Executive Physical	Dependent Education Reimbursement(1)	Relocation	Service Awards/ Gifts	Personal Travel	Tax Preparation / Planning
Thomas J. Hook	2015	X	$70,951
	2014	X	70,000			X
	2013		83,982	217,052	X
Timothy G. McEvoy	2015		73,124		X		X
	2014	X	68,400		X		X
	2013		66,397		X		X
George Cintra	2015		14,244		X
	2014		13,825			X
	2013		13,000		X	X

(1)	Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents. See the discussion under the heading “Education Reimbursement” section of the CD&A.

2015 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2015. The 2015 awards for the Named Executive Officers were approved on December 9, 2014 and had a grant date of January 5, 2015. All stock-based awards in 2015 were granted from our 2005 Stock Incentive Plan, our 2009 Stock Incentive Plan or our 2011 Stock Incentive Plan. Under these plans, all stock options expire 10 years from the date of grant. Based upon our stock incentive plans and change in control agreements in place with our Named Executive Officers, acceleration of vesting occurs for all time-based awards and a partial vesting for all performance-based awards upon death, disability, retirement or a change of control. Prior to vesting, associates who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company with respect to those shares, including the right to receive dividends and vote.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
					(#)	(#)	(#)	(#)	(#)	($/Sh)
Thomas J. Hook		$324,450	$648,900	$1,265,355	—	—	—	—	—	$ —	$ —
	1/5/2015	—	—	—	2,458	23,187	46,374	—	61,629	48.68	2,365,414
Michael Dinkins		144,246	288,491	562,558	—	—	—	—	—	—	—
	1/5/2015	—	—	—	797	7,516	15,032	—	19,977	48.68	748,048
Mauricio Arellano		131,267	262,534	511,941	—	—	—	—	—	—	—
	1/5/2015	—	—	—	720	6,791	13,582	—	18,051	48.68	670,674
Andrew P. Holman		118,125	236,250	460,688	—	—	—	—	—	—	—
	1/5/2015	—	—	—	669	6,309	12,618	—	16,769	48.68	506,067
Timothy G. McEvoy		91,000	182,000	354,900	—	—	—	—	—	—	—
	1/5/2015	—	—	—	274	2,588	5,176	—	6,879	48.68	229,051
George Cintra		87,500	175,000	341,250	—	—	—	—	—	—	—
	1/5/2015	—	—	—	469	4,429	8,858	—	11,773	48.68	467,673

(1)	Amounts represent potential 2015 cash awards under our G2B Plan. Awards range from 50% to 195% of the target amount depending on the actual performance metric that is achieved. Award would be $0 if the threshold amount is not achieved–see “Annual Performance-Based Cash Incentives” section of the CD&A for discussion of this program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned in 2015, which were paid in 2016.
(2)	Amounts represent 2015 performance-based restricted stock units that were awarded under our LTI Program. The 2015 LTI Program awards will vest on December 29, 2017 depending on the actual performance metric that is achieved. Award would be 0 shares if the threshold amount is not achieved. See the “Long-Term Incentives” section of the CD&A for discussion of this program.
(3)	The 2015 grants represent non-qualified stock option awards that were granted under our LTI Program and vest in three equal installments on the last day of each fiscal year for three years following the date of grant. See the “Long-Term Incentives” section of the CD&A for discussion of this program.
(4)	The valuation of stock options and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2016.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table summarizes the stock option, restricted stock and restricted stock unit awards outstanding for each of the Named Executive Officers as of January 1, 2016.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Thomas J. Hook
	8/8/2006	2,221	—	—	$22.38	8/7/2016	12/31/2012	—	—	77,662	$4,077,255
	3/6/2007	31,481	—	—	25.50	3/5/2017	1/6/2014	—	—	51,564	2,707,110
	3/4/2008	43,417	—	—	20.14	3/4/2018	1/5/2015	—	—	46,374	2,434,635
	10/13/2008	26,449	—	—	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	33,874	—	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	17,548	—	—	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	34,337	—	—	20.84	3/9/2020	—	—	—	—	—
	4/11/2010	50,000	—	—	21.37	4/10/2020	—	—	—	—	—
	1/1/2011	62,658	—	—	24.15	12/31/2020	—	—	—	—	—
	1/2/2012	72,253	—	—	22.10	1/1/2022	—	—	—	—	—
	12/31/2012	72,860	—	—	23.24	12/30/2022	—	—	—	—	—
	1/6/2014	30,765	15,384	—	43.78	1/5/2024	—	—	—	—	—
	1/5/2015	20,542	41,087	—	48.68	1/4/2025	—	—	—	—	—
Michael Dinkins
	11/7/2008	9,293	—	—	$25.07	11/6/2018	12/31/2012	—	—	30,720	$1,612,800
	11/7/2008	1,041	—	—	25.07	11/6/2018	1/6/2014	—	—	16,307	856,118
	1/5/2009	5,767	—	—	26.53	1/4/2019	1/5/2015	—	—	15,032	789,180
	1/4/2010	7,446	—	—	19.55	1/3/2020	—	—	—	—	—
	1/1/2011	6,217	—	—	24.15	12/31/2020	—	—	—	—	—
	1/2/2012	3,615	—	—	22.10	1/1/2022	—	—	—	—	—
	5/7/2012	27,985	—	—	22.79	5/3/2022	—	—	—	—	—
	12/31/2012	28,820	—	—	23.24	12/30/2022	—	—	—	—	—
	1/6/2014	9,729	4,865	—	43.78	1/5/2024	—	—	—	—	—
	1/5/2015	6,658	13,319	—	48.68	1/4/2025	—	—	—	—	—
Mauricio Arellano
	1/2/2012	8,669	—	—	$22.10	1/1/2022	12/31/2012	—	—	27,542	$4,182,990
	12/31/2012	17,727	—	—	23.24	12/30/2022	1/6/2014	—	—	14,620	711,409.20
	1/6/2014	8,723	4,362	—	43.78	1/5/2024	1/5/2015	—	—	13,582	660,900
	1/5/2015	6,016	12,035	—	48.68	1/4/2025	—	—	—	—	—
Andrew P. Holman
	12/31/2012	7,016	—	—	$23.24	12/30/2022	12/31/2012	—	—	7,479	$392,648
	1/6/2014	9,873	3,292		43.78	1/5/2024	1/6/2014	—	—	11,032	579,180
	1/5/2015	5,589	11,180	—	48.68	1/4/2025	1/5/2015	—	—	12,618	662,445

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Timothy G. McEvoy
	1/1/2011	7,590	—	—	$24.15	12/31/2020	12/31/2012	—	—	9,407	$493,868
	1/2/2012	8,752	—	—	22.10	1/1/2022	1/6/2014	—	—	4,993	262,133
	12/31/2012	8,825	—	—	23.24	12/30/2022	1/5/2015	—	—	5,176	271,740
	1/6/2014	2,979	1,490	—	43.78	1/5/2024	—	—	—	—	—
	1/5/2015	2,292	4,587	—	48.68	1/4/2025	—	—	—	—	—
George Cintra
	1/1/2011	3,949	—	—	$24.15	12/31/2020	12/31/2012	—	—	6,132	$321,930
	1/2/2012	4,808	—	—	22.10	1/1/2022	1/6/2014	—	—	4,728	248,220
	12/31/2012	5,753	—	—	23.24	12/30/2022	1/5/2015	—	—	5,176	271,740
	1/6/2014	2,820	1,411	—	43.78	1/5/2024	—	—	—	—	—
	1/5/2015	3,924	7,849	—	48.68	1/4/2025	—	—	—	—	—

(1)	Time-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule
1/2/12, 12/31/12, 1/6/14, 1/5/15	See LTI Program discussion within the “Long-Term Incentives” section of the CD&A. Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

(2)	There are currently no performance-based stock option awards outstanding that are unearned.
(3)	There are currently no stock awards that are unvested.
(4)	Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on January 1, 2016 of $52.50 and the number of unvested restricted stock units.
(5)	Performance-based awards are reported at maximum. See LTI Program discussion within the “Long-Term Incentives” section of the CD&A. Stock awards vest as follows:

Unit Award Grant Date	Vesting Schedule

12/31/12	Restricted stock unit award vests on January 1, 2016 if TSR performance goals are met.

1/6/14	Restricted stock unit award vests on December 30, 2016 if TSR performance goals are met.

1/5/15	Restricted stock unit award vests on December 29, 2017 if TSR performance goals are met.

2015 Stock Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the number of stock awards vesting during 2015 for the Named Executive Officers, including the value realized.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Thomas J. Hook	52,500	$1,603,419	86,073	$4,196,145
Michael Dinkins	—	—	30,802	1,492,357
Mauricio Arellano	24,948	635,175	39,750	1,970,737
Andrew P. Holman	—	—	1,045	54,863
Timothy G. McEvoy	—	—	9,651	467,591
George Cintra	—	—	5,302	256,882

(1)	Based upon the closing price of the Common Stock on the NYSE on the date the stock awards vested.

Pension Benefits and Nonqualified Deferred Compensation Tables

We do not present these tables as we do not offer our Named Executive Officers pension or nonqualified deferred compensation benefits required to be reported in these tables.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.”

The Company has historically provided all of its new associates with a copy of an associate handbook that has included a summary of the Company’s Code of Business Conduct and Ethics. In addition, the Company has required new associates to certify that they are responsible for reading and familiarizing themselves with the Code of Business Conduct and Ethics, and adhering to such policies and procedures.

The Company’s Code of Business Conduct and Ethics applies to its directors, officers, associates and consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behaviour that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all such individuals live up to the highest ethical standards.

The full text of the Code of Business Conduct and Ethics can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” The Company intends to post on its website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules.

A copy of the Guidelines and the Code of Business Conduct and Ethics also may be obtained without charge by written request made to the Corporate Secretary, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

Leadership Structure of the Board

The positions of Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;

•	Consulting with committee chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•	Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•	Working with management on effective communication with stockholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

Board Independence

Other than Mr. Hook, who is an employee of the Company, the Board has determined that each of the directors is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with those standards, the Board undertook its annual review of director independence. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Following the review described above, the Board has affirmatively determined that except for Mr. Hook, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all the current directors, with the exception of Mr. Hook, are independent.

Enterprise Risk Management

The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full Board; financial risks are overseen by the Audit Committee; and scientific and technology risks are overseen by the Science and Technology Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.

Committees and Meetings of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Science and Technology Committees. Each committee has a written charter that can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” Copies of the charters may be obtained without charge by written request made to the Corporate Secretary, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

The Board held eleven meetings in 2015. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Each of the Company’s directors then serving on the Board other than former director Dr. Joseph A. Miller, Jr. attended the 2015 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee consists of Ms. Hobby and Messrs. Dziedzic (Chair), Maxwell and Soderberg. Mr. Bihl served as a member of the Audit Committee until his resignation from the Board on March 1, 2016, and Ms. Dall served as a member of the Audit Committee until her resignation from the Board on October 14, 2015. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) Company’s system of disclosure controls and procedures, and (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Audit Committee had fifteen meetings in 2015.

Compensation and Organization Committee. The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Dziedzic, Soderberg (Chair) and Summers. Ms. Dall served as a member of the Compensation and Organization Committee until her resignation from the Board on October 14, 2015. The Board has determined that each member of the committee is independent as defined under the NYSE’s Corporate Governance Listing Standards applicable to compensation committee members. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had seven meetings in 2015.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), and Messrs. Passerini, Sanford and Summers. Dr. Miller served as a member of the Corporate Governance and Nominating Committee until his resignation from the Board on March 1, 2016. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the requirements set forth in the Company’s bylaws.

The Corporate Governance and Nominating Committee also develops and recommends to the Board corporate governance guidelines applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had nine meetings in 2015.

Science and Technology Committee. The Science and Technology Committee, formerly known as the Technology Strategy and Investment Committee, consists of Ms. Hobby (Chair), Messrs. Hook, Maxwell, Passerini and Sanford. Dr. Miller and Mr. Bihl served as members of the Science and Technology Committee until their respective resignations from the Board on March 1, 2016. The Science and Technology Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development activities and to its technology and commercialization initiatives, it advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products, and it advises the Board on the Company’s integration activities. The Science and Technology Committee had five meetings in 2015.

Executive Sessions of the Board

The independent non-management directors, consisting of all directors except Mr. Hook, meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Board/Committee/Director Evaluations

The Board has a three-part annual evaluation process that is coordinated by the Chairman and the Chair of the Corporate Governance and Nominating Committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the Chief Executive Officer’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the Chairman and other directors, including members of the Corporate Governance and Nominating Committee. In addition, the Chairman and the Chair of the Corporate Governance and Nominating Committee provide individual feedback, as necessary.

Communications with the Board

Any stockholder or interested party who wishes to communicate with the Board may do so electronically by sending an e-mail to Messrs. Sanford or Dziedzic via the Whistleblower Information page which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance,” by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Dziedzic (716-759-5508), or by writing to the following address: Board of Directors, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2015, Ms. Bailey and Messrs. Dziedzic, Soderberg and Summers served on the Compensation and Organization Committee. Ms. Dall also served as a member of the Compensation and Organization Committee until her resignation from the Board on October 14, 2015. No person who served as a member of the Compensation and Organization Committee during fiscal year 2015 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year, (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

2015 Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. For 2015, each non-employee director was paid a retainer of $170,000 ($280,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.

Cash Compensation - For 2015, the cash portion of each non-employee director’s annual retainer was $50,000. Directors also received additional cash payments as follows:

Chairman of the Board	$50,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Science and Technology Committee Chair	10,000
Committee Meeting Fees for each meeting attended in excess of ten	1,000 per meeting attended
Board Meeting Fees for each meeting attended in excess of five	1,000 per meeting attended

Equity Compensation – For 2015, the equity-based portion of each non-employee director’s annual retainer was equal in value to $120,000 ($180,000 for the Chairman) consisting of 75 percent in value in restricted shares of common stock (based on the closing price of the common stock on the date of grant) and 25 percent in value in stock options (computed using the Black-Scholes method). The stock options have an exercise price equal to the closing price of the common stock on the date of grant. The number of shares of restricted stock granted is calculated using the closing price of the Company’s common stock on the date of grant. All equity-based awards vest in equal quarterly installments of 25% on the first day of each quarter of the Company’s fiscal year in which they were granted. For 2015, the equity awards were granted on January 3, 2015.

On the date a non-employee director first becomes a member of the Board, that director is granted a stock option award equal in value to $100,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The stock options have an exercise price equal to the closing price of the common stock on the date of grant and become exercisable in three equal annual installments beginning on the first Company fiscal year-end date which is at least six months after the date of grant.

In order to align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation and Organization Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of the Company’s common stock within five years of election as a director. In addition, non-employee directors may not sell shares of the Company’s Common Stock unless the value of a non-employee director’s holdings exceeds five times the amount of the annual cash retainer paid to the non-employee director.

The following table provides the status of our directors towards achieving these ownership guidelines as of March 15, 2016:

Non-Employee Directors	% of Ownership Guideline Achieved
Pamela G. Bailey	Achieved
Joseph W. Dziedzic	Achieved
Jean Hobby(1)	45%
M. Craig Maxwell(1)	45%
Filippo Passerini(1)	45%
Bill R. Sanford	Achieved
Peter H. Soderberg	Achieved
William B. Summers, Jr.	Achieved

(1)	Appointed as director on July 2, 2105.

The following table contains information concerning the total compensation earned by each non-employee director of the Company during 2015:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value and Non- Qualified Deferred Comp. Earnings	All Other Comp.	Total
	(1)	(2)(6)	(2)(6)
Pamela G. Bailey	$72,000	$89,972	$29,995	$ —	$ —	$ —	$191,967
Anthony P. Bihl III (3)	72,000	89,972	29,995	—	—	—	191,967
Marcia Dall (4)	35,334	59,979	119,990	—	—	—	215,303
Joseph W. Dziedzic	88,000	89,972	29,995	—	—	—	207,967
Jean Hobby (5)	29,000	44,994	114,988	—	—	—	188,982
M. Craig Maxwell (5)	28,000	44,994	114,988	—	—	—	187,982
Dr. Joseph A. Miller, Jr. (3)	67,000	89,972	29,995	—	—	—	186,967
Filippo Passerini (5)	25,000	44,994	114,988	—	—	—	184,982
Bill R. Sanford	105,000	134,983	44,997	—	—	—	284,980
Peter H. Soderberg	87,000	89,972	29,995	—	—	—	206,967
William B. Summers, Jr.	69,000	89,972	29,995	—	—	—	188,967

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(2)	The amounts represent the aggregate fair value of awards granted. The valuation is based on the assumptions and methodology set forth in Notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2016.
(3)	In connection with the spin-off of the Company’s QiG Group subsidiary (converted into Nuvectra Corporation), Mr. Bihl and Dr. Miller each resigned from the Board effective March 1, 2016.
(4)	Ms. Dall joined the Board of Directors on May 1, 2015 and served as a member until her resignation on October 14, 2015.
(5)	Ms. Hobby, Mr. Maxwell, and Mr. Passerini each joined the Board of Directors on July 2, 2015.

(6)	The following table contains information concerning the unvested stock awards and outstanding stock options for each non-employee director of the Company:

Name	Aggregate Number of Stock Options Held at January 1, 2016	Aggregate Number of Unvested Stock Awards at January 1, 2016
Pamela G. Bailey	55,644	—
Anthony P. Bihl III	32,338	—
Joseph W. Dziedzic	19,129	—
Jean Hobby	8,720	—
M. Craig Maxwell	8,720	—
Dr. Joseph A. Miller, Jr.	55,644	—
Filippo Passerini	8,720	—
Bill R. Sanford	81,392	—
Peter H. Soderberg	55,644	—
William B. Summers, Jr.	55,644	—

Compensation Review - Consistent with current best practices and with the assistance of information provided by Ernst & Young LLP, the Board reviews director compensation every 2 to 3 years. In 2015, the Corporate Governance and Nominating Committee engaged Ernst and Young to perform a market study related to the compensation of the non-employee directors, since the last study performed was in 2013. On December 14, 2015, the Board, on the recommendation of the Corporate Governance and Nominating Committee of the Board, approved a new compensation program for non-employee directors effective beginning in 2016.

Under the new program, the annual cash retainer will be $60,000. The Company will pay an additional $1,000 for each Board committee meeting attended in person or telephonically in excess of five during the year and an additional $1,000 for each Board committee meeting attended in person or telephonically in excess of ten in the aggregate during the year. In the case of a committee chairperson, additional retainers will be paid as follows: Audit Committee chair, $20,000; Compensation and Organization Committee chair, $15,000; Corporate Governance and Nominating Committee chair, $10,000; and the Science and Technology Committee chair, $10,000.

In addition, each non-employee director will receive an annual incentive award equal in value to $130,000 and consisting of 75 percent in value in restricted shares of common stock (based on the closing price of the common stock on the date of grant) and 25 percent in value in stock options (computed using the Black-Scholes method), each of which vests in four equal installments in advance on the first day of each quarter in the year awarded.

The Non-Executive Chairman will be paid an additional annual cash retainer of $60,000 and an additional annual equity retainer of $60,000. The additional equity compensation shall be awarded at the same time and in the same manner as the annual equity compensation paid to each non-employee director. The stock options granted will have an exercise price equal to the closing price of the common stock as of the close of business on the grant date.

On the date a non-employee first becomes a member of the Board, such non-employee director shall be granted a stock option award for common stock equal in value to $120,000. The shares granted under such stock option have an exercise price equal to the closing price of the common stock as of the close of business on the grant date. Each such stock option shall be exercisable in three equal annual installments beginning on the first occurrence of December 31 which is at least six months after the date of grant.

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons of the Company. A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related person transactions, as defined above, that occurred in 2015.

Audit Committee Report

The Audit Committee consists of Ms. Hobby and Messrs. Maxwell, Dziedzic (Chair) and Soderberg, each of whom the Board has determined is “independent” in accordance with applicable laws and the listing standards of the NYSE. The Board has also determined that Ms. Hobby and Messrs. Dziedzic and Soderberg each also qualify as an “audit committee financial expert” under the applicable rules of the SEC.

The Audit Committee reviewed and discussed the information contained in the Company’s 2015 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2015 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal year 2015 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s 2015 audited consolidated financial statements;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other PCAOB Rules and Standards; and

•	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2015.

Respectfully submitted,

Joseph W. Dziedzic (Chair)

Jean Hobby

M. Craig Maxwell

Peter H. Soderberg

Members of the Audit Committee

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2015 may be obtained without charge by any stockholder by written request made to Christopher J. Thome, Assistant Corporate Controller, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2015 can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Financial Information.”

By Order of the Board of Directors,

Timothy G. McEvoy

Senior Vice President, General Counsel & Secretary

Frisco, Texas

April       , 2016

GREATBATCH, INC.

2016 STOCK INCENTIVE PLAN

1	PURPOSE

The name of this plan is the Greatbatch, Inc. 2016 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). The purpose of this Plan is to promote the interests of Greatbatch, Inc., a Delaware corporation (“GB” and, together with its Subsidiaries, the “Company”), and its stockholders by providing officers, other employees, non-employee directors, and service providers of the Company with appropriate incentives and rewards to encourage them to enter into or continue in service to the Company and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of those officers, other employees, non-employee directors, and service providers with the interests of the stockholders.

The Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of compensatory stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.

2	DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Award Agreement” shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.

(b) “Board of Directors” shall mean the Board of Directors of GB.

(c) “Cause,” and the term “for cause” shall mean,

(1) with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements, or

(2) in all other cases, (i) with respect to a Participant, other than a non-employee director, a determination by the Committee, in its sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company that shall not have been corrected within thirty (30) days following written notice thereof from the Company, (B) any misconduct by such Participant that is significantly injurious to the Company, (C) any breach by such Participant of any covenant contained in an Award Agreement or other instrument pursuant to which an Incentive Award is granted, (D) such Participant’s conviction of, or entry of a plea of guilty or nolo contendere in respect of, any felony that results in, or is reasonably expected to result in, economic or reputational injury to the Company, or (E) any material violation of state or federal securities laws or (ii) with respect to a Participant who is a non-employee director, a determination by a majority of the disinterested members of the Board of Directors, in their sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such non-employee director to substantially perform his or her duties to the Company that shall not have been corrected within thirty (30) days following written notice thereof from the Company, (B) any misconduct by such non-employee director that is significantly injurious to the Company, (C) any breach by such non-employee director of any covenant contained in an Award Agreement or other instrument pursuant to which an Incentive Award is granted, (D) such non-employee director’s conviction of, or entry of a plea of guilty or nolo contendere in respect of, any felony that results in, or is reasonably expected to result in, economic or reputational injury to the Company, or (E) any material violation of state or federal securities laws.

(d) “Change in Control” occurs if

(1) any “Person” or related “Group” of Persons (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of GB normally entitled to vote for the election of directors of GB;

(2) a sale of all or substantially all of the assets of the Company is consummated, in one transaction or a series of related transactions; or

(3) any merger or consolidation of GB is consummated in which the stockholders of GB immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of such surviving entity.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

In addition, notwithstanding anything in the Plan to the contrary, to the extent an amount forming all or a portion of an Incentive Award represents deferred compensation under Section 409A of the Code that becomes payable upon the occurrence of a Change in Control, a “Change in Control” will not be considered to have occurred unless the event constitutes a change in control event under Section 409A of the Code.

(e) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any applicable regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation and Organization Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors and shall comply with the requirements of any securities exchange on which the Company Stock is listed, quoted or traded. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of Section 162(m) of the Code.

(g) “Company Stock” shall mean the common stock, par value $0.001 per share, of GB.

(h) “Covered Employee” means a Participant who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability,” unless otherwise provided in an Award Agreement, shall mean

(1) with respect to a Participant who is a party to a written employment agreement with the Company that contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements, or

(2) in all other cases, means such Participant’s inability to perform substantially his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (A) for a continuous period for 180 days or one or more periods aggregating 180 days in any twelve-month period; (B) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (C) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician’s certification, that such Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent such Participant from substantially performing his duties for 180 days or longer.

(j) “Effective Date” shall mean March 1, 2016, the date the Plan was adopted by the Board of Directors, subject to approval by GB’s stockholders. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of GB present or represented and entitled to vote at a meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting and duly held in accordance with the applicable provisions of GB’s Bylaws. Incentive Awards may be granted under the Plan at any time prior to the receipt of stockholder approval; provided, however, that each such grant shall automatically terminate in the event such approval is not obtained. For avoidance of doubt, this automatic termination shall also apply to any Incentive Awards issued pursuant to the adjustment provisions of Sections 3(e) or 3(f) as a result of the spin-off of the Company’s subsidiary, Nuvectra Corporation, including incentive awards of Nuvectra Corporation. Without limiting the foregoing, no Option or SAR may be exercised prior to the receipt of such approval, and no share certificate will be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, for any particular date, (i) for any period during which the Company Stock shall be (A) listed for trading on a national securities exchange, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, (B) listed for trading on a national market system, or (C) listed, quoted or traded on any automated quotation system, the closing price per share of Company Stock on such exchange or system as of the close of such trading day, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or (ii) the market price per share of Company Stock as determined in good faith by the Committee in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the first prior preceding day when the markets were open.

(m) “Grant Date” shall mean the date on which an Incentive Award is granted to a Participant.

(n) “Incentive Award” shall mean an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

(o) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r) “Participant” shall mean an employee, a non-employee consultant or service provider, or non-employee director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(s) “Performance-Based Award” means an Incentive Award granted to selected Covered Employees pursuant to Sections 7, 8, 9 or 10, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) net earnings or net income (either before or after one or more of the following: interest, taxes, depreciation, amortization, and non-cash equity-based compensation expenses), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net earnings or net income (either before or after taxes), (v) operating earnings or income, (vi) cash flow (including, but not limited to, operating cash flow and free cash flow), (vii) gross profit or gross profit growth, (viii) cash flow return on capital, (ix) return on investment, (x) return on stockholders’ equity, (xi) return on assets or net assets, (xii) return on capital, (xiii) stockholder returns, (xiv) return on sales, (xv) gross or net profit margin, (xvi) productivity, (xvii) expenses or expense targets, (xviii) margins, (xix) improvement of capital structure, (xx) operating efficiency, (xxi) cost reduction or savings, (xxii) budget and expense management, (xxiii) customer satisfaction, (xxiv) working capital, (xxv) basic or diluted earnings or loss per share (before or after taxes), (xxvi) price per share of Company Stock (including, but not limited to growth measures or total stockholder return), (xxvii) completion of acquisitions or business expansion, (xxviii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product), (xxix) implementation or completion of critical products, (xxx) enterprise value, and (xxxi) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(u) “Performance Goals” means, for a Performance Period, the one or more goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, operational unit, or an individual. The Committee, in its sole discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(v) “Performance Period” means the one or more periods of time, which may be of varying or overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(x) “Reprice” shall mean (A) changing the terms of an Incentive Award to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Incentive Award at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Incentive Award, unless the cancellation and exchange occurs in connection with a Change in Control. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(y) A share of “Restricted Stock” shall mean a share of Company Stock that is granted pursuant to the terms of Section 9 hereof and that is subject to the restrictions set forth in Section 9(c).

(z) “Restricted Stock Unit” means a contractual right to receive a share of Company Stock in the future that is granted pursuant to the terms of Section 10.

(aa) “Retirement” means a Participant’s voluntary termination of service with the Company occurring on or after the date (i) the Participant has attained age 59  1⁄2, and (ii) the sum of the Participant’s age and length of service with the Company equals at least 69  1⁄2 years.

(bb) “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

(cc) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

(dd) “Stock Bonus” shall mean a bonus payable in shares of Company Stock or a payment made in shares of Company Stock pursuant to a deferred compensation plan of the Company.

(ee) “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than fifty percent (50%) of the combined voting power of all outstanding securities of such entity.

(ff) “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Restricted Stock Unit may vest.

3	STOCK SUBJECT TO THE PLAN

(a) Company Stock Available for Incentive Awards

The total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 1,450,000 shares (the “Share Limit”). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b) Total Grants by Award Type

The aggregate number of shares of Company Stock to be awarded under the Plan as Incentive Stock Options shall not exceed 1,450,000 shares. With respect to SARs, when a stock settled SAR is exercised, the shares subject to such SAR shall be counted against the Share Limit as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(c) Non-Employee Director Limitation

The maximum number of shares of Company Stock subject to Incentive Awards awarded during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Incentive Awards based on the grant date fair value of such Incentive Awards for financial reporting purposes.

(d) Employee Limitation

The aggregate number of shares of Company Stock subject to (i) Options and SARs awarded to any one employee during any fiscal year of the Company, including awards made pursuant to Section 12, shall not exceed 200,000 shares, and (ii) Incentive Awards, other than Options and SARs, awarded to any one employee during any fiscal year of the Company shall not exceed 200,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(d) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is inadvisable or unnecessary.

(e) Adjustment for Change in Capitalization

If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitations set forth in Sections 3(b), (c) and (d), will be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(e), the number of shares subject to each outstanding Incentive Award shall be rounded down to the nearest whole number.

(f) Other Adjustments

In the event of any transaction or event described in Section 3(e) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate of the Company (including, without limitation, any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to preserve the economic intent with respect to any Incentive Award under the Plan, to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Incentive Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, including, if the Committee deems appropriate, the principles of Treasury Regulation Section 1.424-1(a)(5) except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Incentive Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Incentive Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3(f) the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (B) the replacement of such Incentive Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Incentive Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Company Stock (or other securities or property) subject to outstanding Incentive Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Incentive Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Incentive Award cannot vest, be exercised or become payable after such event.

(g) Re-use of Shares

To the extent that an Incentive Award terminates, expires, is cancelled, forfeited, or lapses for any reason, any shares of Company Stock subject to the Incentive Award shall again be available for the grant of an Incentive Award pursuant to the Plan. Shares of Company Stock that are (i) used to pay the exercise price of an Option (ii) delivered or withheld to satisfy tax withholding obligations with respect to an Incentive Award, (iii) covered by a stock-settled SAR that are not issued upon settlement of such SAR, or (iv) not issued because cash (other than with respect to fractional shares) is issued in lieu of such shares of Company Stock pursuant to an Incentive Award will, in each case, not be available for further grants of Incentive Awards pursuant to the Plan. To the extent permitted by applicable law or any stock exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted towards the Share Limit and shall be available for grant pursuant to this Plan.

(h) No Repricing

Absent stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “Reprice” an Incentive Award. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

(i) Vesting Limitation on Restricted Stock and Restricted Stock Unit Awards.

Any Restricted Stock or Restricted Stock Unit Incentive Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) shall not fully vest more quickly than over the three year period beginning on the Grant Date. Any Restricted Stock or Restricted Stock Unit Performance-Based Awards shall not vest prior to the first anniversary of the grant date. The provisions of this Section 3(i) shall not apply to (i) the issuance of Incentive Awards representing up to [ten percent (10%)] of the Share Limit, and (ii) any Incentive Award made to any member of the Board of Directors as a component of the payment for his or her service on the Board of Directors.

4	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and other features of each Incentive Award.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award Agreement or any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence or absence due to military or government service shall constitute termination of employment. The determination of whether an individual has a Disability shall be made by the Committee. Decisions of the Committee shall be final and binding on all Participants. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to such share.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors, which approval shall not be unreasonably withheld or delayed) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5	ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards under the Plan shall be such employees of the Company (including (i) employees who are also directors and (ii) prospective employees conditioned on their becoming employees), non-employee consultants or service providers, and non-employee directors of the Company as the Committee shall designate from time to time.

6	AWARDS UNDER THE PLAN; AWARD AGREEMENTS

(a) In General

The Committee may grant Options, SARs, shares of Restricted Stock, Restricted Stock Units and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

(b) Special Vesting and Exercisability Provisions

Notwithstanding anything to the contrary in this Plan or any Award Agreement:

(1) If a Participant’s service with the Company terminates on account of such Participant’s death, Disability or Retirement, any outstanding Incentive Awards held by such Participant that vest or become exercisable based upon the passage of time, shall become fully and immediately vested and exercisable, to the extent not previously vested or exercisable;

(2) If a Participant’s service with the Company terminates on account of such Participant’s death or Disability, any outstanding Incentive Awards held by such Participant that vest or become exercisable based upon the attainment of Performance Goals shall become immediately vested and exercisable at the target performance level applicable to such Incentive Awards, to the extent not previously vested or exercisable;

(3) If a Participant’s service with the Company terminates on account of the Participant’s Retirement, a portion of any outstanding Incentive Award(s) held by such Participant that vests or becomes exercisable based upon the attainment of Performance Goals and that is not vested or exercisable at the time of the Participant’s Retirement (the Pro-Rata Performance Portion”) will not expire or be forfeited solely by reason of the Participant’s Retirement, but will remain outstanding and continue to be eligible for vesting and exercisability based upon the attainment of the Performance Goals set forth in the applicable Award Agreement. The “Pro-Rata Performance Portion” for each Option, SAR, Restricted

Stock, or Restricted Stock Units award underlying an Incentive Award and that vests or becomes exercisable as a result of the attainment of Performance Goals is determined by multiplying each such award by a fraction, (i) the numerator of which is the number of full and partial calendar months that have elapsed from the beginning of the applicable Performance Period to the date of the Participant’s Retirement, and (ii) the denominator of which is the total number of calendar months during the applicable Performance Period;

(4) If a Participant’s service with the Company terminates on account of Retirement, all outstanding Options and SARs underlying an Incentive Award granted to such Participant, to the extent that they were exercisable at the time of the Participant’s Retirement (including by reason of this Section 6(b)), will remain exercisable until the earlier of (i) the third (3rd) anniversary of the Participant’s Retirement, or (ii) the expiration of the term set forth in the Award Agreement; and

(5) If a Participant’s service with the Company terminates on account of the Participant’s involuntary termination by the Company without Cause, the Pro-Rata Performance Portion of an award (determined in accordance with Subsection (b)(3)) that was awarded as part of an Incentive Award more than one year prior to the Participant’s termination will not expire or be forfeited solely by reason of the Participant’s involuntary termination by the Company without Cause, but will remain outstanding and continue to be eligible for vesting and/or exercisability based upon the attainment of the Performance Goals set forth in the applicable Award Agreement.

7	OPTIONS

(a) Identification of Options

Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

(b) Exercise Price

Each Award Agreement with respect to an Option shall set forth the amount (the “Exercise Price”) payable by the holder to the Company upon exercise of the Option. The Exercise Price for an Option shall be determined by the Committee but shall in no event be less than one-hundred percent (100%) of the Fair Market Value of a share of Company Stock on the Grant Date.

(c) Term and Exercise of Options

(1) The applicable Award Agreement will provide the date or dates on which an Option shall become exercisable. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than ten (10) years after the Grant Date. Unless the applicable Award Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the Grant Date.

(2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) Unless the Committee determines otherwise, an Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten (10) business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, or (iv) by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require.

(4) Stock certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person reasonably promptly following the effective date on which the Option is exercised.

(d) Limitations on Incentive Stock Options

(1) Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations thereunder).

(2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. Such Fair Market Value shall be determined as of the Grant Date on which each such Incentive Stock Option is granted.

(3) No Incentive Stock Option may be granted to an individual if, at the time of the grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the Grant Date on which such Incentive Stock Option is granted.

(e) Effect of Termination of Employment

(1) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than for Cause, on account of Disability of the Participant or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant’s death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall cease to be exercisable, if applicable, and expire at the commencement of business on the date of such termination.

(f) Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control less the exercise price of each Option. Additionally, in the event of a Change in Control, with respect to any Option with an Exercise Price that equals or exceeds the price per share of Common Stock to be received by the other stockholders of the Company in the Change in Control, the Committee may in its discretion, cancel any outstanding Option without payment of consideration therefor.

(g) Transferability of Option

Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may in its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren). Notwithstanding the foregoing, Non-Qualified Stock Options may be transferred to a Participant’s former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce.

8	SARS

(a) Exercise Price

The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than one-hundred percent (100%) of the Fair Market Value of a share of Company Stock on the Grant Date.

(b) Benefit Upon Exercise

The exercise of SARs with respect to any number of shares of Company Stock shall entitle the Participant to receive unrestricted, fully transferable shares of Company Stock, which shall be issued reasonably promptly after the date on which the SARs are exercised, equal in value to the number of SARs exercised multiplied by (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Any fractional share amounts shall be settled in cash. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(c) Term and Exercise of SARS

(1) The applicable Award Agreement will provide the date or dates on which a SAR shall become exercisable. The Committee shall determine the expiration date of each SAR; provided, however, that no SAR shall be exercisable more than ten (10) years after the Grant Date. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the Grant Date.

(2) A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) Unless the Committee determines otherwise, a SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten (10) business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

(d) Effect of Termination of Employment

The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to any such exercise of SARs.

(e) Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding SARs and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such SARs based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control less the exercise price of each SAR. Additionally, in the event of a Change of Control, with respect to any SAR with an exercise price that equals or exceeds the price per share of Common Stock to be received by the other stockholders of the Company in the Change in Control, the Committee may, in its discretion, cancel any outstanding SAR without payment of consideration therefor.

9	RESTRICTED STOCK

(a) General and Vesting Date

Subject to the provisions of Section 3(i) hereof, on a Grant Date of any shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Vesting Date to each class. Reasonably promptly after any shares of Restricted Stock have been granted, the Company shall cause the specified number of shares of Restricted Stock to be issued in the name of the Participant in accordance with the provisions of Section 9(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.

(b) Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(c) Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d) Rights as Stockholder

Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Committee, all rights of a stockholder with respect to such shares, subject to any restrictions set forth in an Award Agreement, including the right to receive any dividend or other distribution with respect to such shares of Restricted Stock. The Committee in its sole discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(e) Issuance of Certificates

(1) Reasonably promptly after any shares of Restricted Stock have been granted, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued to such Participant unless it has received a stock power duly endorsed in blank from the Participant with respect to such shares. Each such stock certificate shall bear any such legend as the Committee may determine. Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(2) Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.

(f) Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a stock certificate evidencing such share, free of the legend set forth in Section 9(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(g) Effect of Termination of Employment

(1) Unless the applicable Award Agreement, this Plan, or the Committee determines otherwise, in the event of the termination of a Participant’s service to the Company for any reason other than for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited and returned to the Company. The Committee also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested prior to the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends credited on such shares by termination of any escrow arrangement under which such dividends are held or otherwise.

(h) Effect of Change in Control

Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock that have not previously vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding shares of Restricted Stock and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such shares of Restricted Stock based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control.

10	RESTRICTED STOCK UNITS

(a) Vesting Date

Subject to the provisions of Section 3(i) hereof, at the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign a different Vesting Date to each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and shares of Company Stock will be delivered pursuant to Section 10(b).

(b) Benefit Upon Vesting

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one unrestricted, fully transferable share of Company Stock for each Restricted Stock Unit scheduled to be vested on such date and not previously forfeited. Delivery of the share of Company Stock will occur as soon as practicable following the date of vesting or, if otherwise specified in the applicable Award Agreement, on such later settlement date or dates as specified in the Award Agreement, and a Participant will have only the rights of a general unsecured creditor of the Company with respect to each Restricted Stock Unit until delivery of the share or payment is made as specified in the Award Agreement. If expressly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to (i) pay cash or (ii) pay part in cash and part in Company Stock in lieu of delivering only shares of Company Stock in settlement of the Restricted Stock Unit. If a cash payment is made in lieu of delivering shares of Company Stock, the amount of such payment shall be equal to the Fair Market Value of the Company Stock as of the date on which such Restricted Stock Units vested or, if a later settlement date is specified in the Award Agreement, the Fair Market Value of the Company Stock as of the specified date of settlement. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(c) Conditions to Vesting

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(d) Dividends on Restricted Stock Units

The Committee may, in its sole discretion and as may be set forth in the applicable Award Agreement, require each Restricted Stock Unit to be credited with dividends paid by the Company with respect to one share of Company Stock (“Dividend Equivalents”). Dividend Equivalents shall be held by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee in its sole discretion. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and interest thereon, if applicable) shall be distributed in cash or, at the sole discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and interest, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock is forfeited, the Participant shall have no right to such Dividend Equivalents.

To the extent any Dividend Equivalents and interest thereon, if applicable, are settled in shares of Company Stock, any such shares of Common Stock will be counted against the Share Limit. Further, any such shares of Company Stock may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(e) Effect of Termination of Employment

(1) Unless the applicable Award Agreement, this Plan, or the Committee determines otherwise, Restricted Stock Units that have not vested, together with Dividend Equivalents, if any, credited on such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason other than for Cause.

(2) In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant that have not vested as of the date of such termination shall immediately be forfeited, together with Dividend Equivalents, if any, credited on such shares.

(f) Effect of Change in Control

Upon the occurrence of a Change in Control all outstanding Restricted Stock Units that have not theretofore vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Restricted Stock Units and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Restricted Stock Units based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control.

11	STOCK BONUSES

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12	PERFORMANCE-BASED AWARDS

(a) Purpose.

The purpose of this Section 12 is to provide the Committee the ability to qualify Incentive Awards as Qualified Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9 or 10; provided, however, that the Committee may in its sole discretion grant Incentive Awards to Covered Employees and to other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.

(b) Applicability.

This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Incentive Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as Participants in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards.

To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 7, 8, 9 or 10 that may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Incentive Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Incentive Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount of an Incentive Award earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount of Incentive Award payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards.

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if, and to the extent, the Performance Goals for such period are achieved.

(e) Additional Limitations.

Notwithstanding any other provision of the Plan, any Incentive Award that is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13	RIGHTS AS A STOCKHOLDER

Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or have any rights as a stockholder, with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of shares of Company Stock relating to such Incentive Award to such holder of the Incentive Award.

Except as otherwise expressly provided in Sections 3(e) or (f) or as determined by the Committee in its sole discretion, no adjustment to any Incentive Award shall be made as a result of dividends or other rights being issued with respect to Company Stock for which the record date for such dividend or other rights occurred prior to the date on which the shares of Company Stock relating to such Incentive Award were issued to the holder of such Incentive Award.

14	DEFERRAL OF AWARDS

The Committee may permit or require the deferral of payment or settlement of any Restricted Stock Unit or Stock Bonus subject to such rules and procedures as it may establish in its sole discretion. Payment or settlement of Options or SARs may not be deferred unless such deferral would not cause the provisions of Section 409A of the Code to be violated.

15	RESTRICTION ON TRANSFER OF SHARES

The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Incentive Award, restrictions on the ability of the Participant to sell or transfer such shares of Company Stock.

16	NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment with the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17	SECURITIES MATTERS

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

18	WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax required to be withheld. Such a withholding election may be made with respect to all or any portion of the shares of Company Stock to be delivered pursuant to an Incentive Award. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Any tax withholding above the amount of tax withheld by operation of the foregoing withholding election must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant. Any fractional share amounts shall be settled in cash. In no event will the Company withhold from delivery of shares of Company Stock pursuant to the operation of this paragraph to the extent such withholding would either (i) exceed the maximum individual statutory tax rates in the jurisdiction applicable to the Participant, or (ii) exceed the minimum amount of tax required to be withheld with the result that equity classification for accounting purposes is lost.

19	NOTIFICATION OF ELECTION UNDER SECTION 83(B) OF THE CODE

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) and permitted under the terms of the Award Agreement, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

20	NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(B) OF THE CODE

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten (10) days of such disposition.

21	AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

22	NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

23	TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

Except as otherwise provided in this Plan, no Incentive Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

24	EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25	FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

26	EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth (10th) anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

27	FRACTIONAL SHARES

No fractional shares of company stock shall be issued or delivered pursuant to the plan. The committee shall determine whether cash or other securities or property shall be issued or paid in lieu of fractional shares of company stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

28	CLAWBACK

Any incentive award that is subject to recovery under any applicable law, government regulation or rule or listing standard of any stock exchange, will be subject to such deductions and clawback as may be required to be made pursuant to such applicable law, government regulation or rule or listing standard of any stock exchange (or any policy adopted by the company pursuant to any such applicable law, government regulation or rule or listing standard of any stock exchange).

29	SEVERABILITY

If any of the provisions of the plan or any award agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

30	AWARDS TO NON-U.S. EMPLOYEES

Incentive awards may be granted to participants who are foreign nationals or employed outside of the united states, or both, on such terms and conditions different from those applicable to incentive awards to participants employed in the united states as may, in the judgement of the committee, be necessary or desirable in order to recognize differences in local law or tax policy. The committee may impose conditions on the exercise or vesting in incentive awards in order to minimize the company’s obligations with respect to tax equalization for employees on assignment outside of their home country.

31	SECTION 409A

All incentive awards granted under this plan are intended to comply with or to be exempt from section 409a of the code and will be construed accordingly. However, the company will not be liable to any participant or beneficiary with respect to any adverse tax consequences arising under section 409a or other provision of the code. All terms of this plan that are undefined or ambiguous must be interpreted in a manner that is consistent with section 409a of the code if necessary to comply with section 409a of the code. A participant’s right to receive any installment payments under this plan or an incentive award agreement will be treated as a right to receive a series of separate payments for purposes of section 409a of the code. To the extent that (i) a participant is determined to be a “specified employee” within the meaning of section 409a of the code, (b) any amounts payable under this plan or an award agreement represent amounts that are subject to section 409a of the code, and (c) such amounts are payable solely on the participant’s “separation from service” within the meaning of section 409a of the code, then such amounts will not be payable to the participant before the date that is six months after the participant’s separation from service (or, if earlier, the date of the participant’s death), to the extent necessary to avoid the imposition of tax penalties on the participant under section 409a of the code. Payments subject to the preceding sentence to which the participant would otherwise be entitled during the first six months following the participant’s separation date will be accumulated and paid on the first business day that is six months after the separation date.

32	APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

IMPORTANT ANNUAL MEETING INFORMATION

ENDORSEMENTLINE______ SACKPACK ________

MR A SAMPLE

DESIGNATION (IF ANY)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas	☐

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 23, 2016.

Vote by Internet • Go to www.investorvote.com/GB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

●   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ●

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 5.

1.	Election of Directors:	For Withhold		For Withhold		For Withhold	+
	01 - Pamela G. Bailey	☐ ☐	02 - Joseph W. Dziedzic	☐ ☐	03 - Jean Hobby	☐ ☐
	04 - Thomas J. Hook	☐ ☐	05 - M. Craig Maxwell	☐ ☐	06 - Filippo Passerini	☐ ☐
	07 - Bill R. Sanford	☐ ☐	08 - Peter H. Soderberg	☐ ☐	09 - William B. Summers, Jr.	☐ ☐

		For	Against	Abstain			For	Against	Abstain
2.	APPROVE THE ADOPTION OF THE GREATBATCH, INC. 2016 STOCK INCENTIVE PLAN.	☐	☐	☐	3.	APPROVE AN AMENDMENT TO THE GREATBATCH, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO INTEGER HOLDINGS CORPORATION.	☐	☐	☐

4.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR GREATBATCH, INC. FOR FISCAL YEAR 2016.	☐	☐	☐	5.	APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

6. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

●   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ●

Proxy — GREATBATCH, INC.

2595 DALLAS PARKWAY, SUITE 310

FRISCO, TEXAS 75034

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2016

The undersigned hereby appoint(s) Michael Dinkins and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at 9:00 a.m. Central Daylight Time on May 24, 2016 at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE APPROVAL OF THE GREATBATCH, INC. 2016 STOCK INCENTIVE PLAN, FOR THE APPROVAL OF AN AMENDMENT TO THE GREATBATCH, INC. AMENDED AND RESTATED CERTIFICATION OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO INTEGER HOLDINGS CORPORATION, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of that plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of that plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee’s fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card and return the proxy card.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed, on the other side)